| HN\1119595.7||
Execution Version

| HN\1119595.7||

___________________________
NORTH ATLANTIC DRILLING LTD.

as the Issuer
DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Principal Paying Agent, Transfer Agent and Registrar
DEUTSCHE BANK AG, LONDON BRANCH

as Paying Agent

__________________________
2019 NOTES INDENTURE

Dated as of January 31, 2014
__________________________
$600,000,000 6.25% Senior Notes due 2019

Page
-iv-

| HN\1119595.7||

-i-

| HN\1119595.7||
TABLE OF CONTENTS
Page
ARTICLE 1
DEFINITIONS

Section 1.01	Definitions. 1

Section 1.02	Other Definitions. 26

Section 1.03	Rules of Construction. 27
ARTICLE 2
THE NOTES

Section 2.01	Form and Dating. 28

Section 2.02	Execution and Authentication. 29

Section 2.03	Paying Agent, Registrars and Transfer Agents. 29

Section 2.04	Paying Agent to Hold Money. 30

Section 2.05	Holder Lists. 30

Section 2.06	Transfer and Exchange. 31

Section 2.07	Replacement Notes. 39

Section 2.08	Outstanding Notes. 40

Section 2.09	Treasury Notes 40

Section 2.10	Temporary Notes. 40

Section 2.11	Cancellation. 41

Section 2.12	Defaulted Interest. 41

Section 2.13	Further Issues. 41

Section 2.14	CUSIP, ISIN or Common Code Number. 42

Section 2.15	Deposit of Moneys 42
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee. 42

Section 3.02	Selection of Notes to Be Redeemed or Purchased. 43

Section 3.03	Notice of Redemption. 43

Section 3.04	Effect of Notice of Redemption. 44

Section 3.05	Deposit of Purchase or Redemption Price. 45

Section 3.06	Notes Redeemed in Part. 45

Section 3.07	Optional Redemption. 45

Section 3.08	Redemption Upon Changes in Withholding Taxes. 46

Section 3.09	Mandatory Redemption. 47

Section 3.10	Reserved. 47
ARTICLE 4
COVENANTS

Section 4.01	Payment of Notes. 48

Section 4.02	Maintenance of Office or Agency. 49

Section 4.03	Provision of Information. 49

Section 4.04	Compliance Certificate. 50

Section 4.05	Taxes. 51

Section 4.06	Stay, Extension and Usury Laws. 51

Section 4.07	Limitation on Restricted Payments. 51

Section 4.08	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. 54

Section 4.09	Limitation on Indebtedness. 56

Section 4.10	Asset Sales. 60

Section 4.11	Limitation on Transactions with Affiliates. 60

Section 4.12	Limitation on Liens. 64

Section 4.13	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. 64

Section 4.14	Offer to Repurchase Upon Change of Control. 66

Section 4.15	Designation of Unrestricted and Restricted Subsidiaries. 68

Section 4.16	Conduct of Business. 68

Section 4.17	Additional Amounts. 68

Section 4.18	Payments for Consent 70

Section 4.19	Suspension of Certain Covenants When Notes Rated Investment Grade. 71

Section 4.20	Maintenance of Listing. 71
ARTICLE 5
SUCCESSORS

Section 5.01	Consolidation, Merger or Sale of Assets. 71

Section 5.02	Successor Corporation Substituted. 72
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01	Events of Default. 73

Section 6.02	Acceleration. 74

Section 6.03	Other Remedies. 75

Section 6.04	Waiver of Past Defaults. 75

Section 6.05	Control by Majority. 75

Section 6.06	Limitation on Suits. 76

Section 6.07	Rights of Holders of Notes to Receive Payment. 76

Section 6.08	Collection Suit by Trustee. 76

Section 6.09	Trustee May File Proofs of Claim. 76

Section 6.10	Priorities. 77

Section 6.11	Undertaking for Costs. 77

Section 6.12	Agents. 77
ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee. 78

Section 7.02	Rights of Trustee. 79

Section 7.03	Individual Rights of Trustee. 81

Section 7.04	Trustee’s Disclaimer. 81

Section 7.05	Notice of Defaults. 81

Section 7.06	Compensation and Indemnity. 82

Section 7.07	Replacement of Trustee. 83

Section 7.08	Successor Trustee by Merger, etc. 84

Section 7.09	Eligibility; Disqualification. 84

Section 7.10	Agents. 84

Section 7.11	USA Patriot Act. 84

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance. 85

Section 8.02	Legal Defeasance and Discharge. 85

Section 8.03	Covenant Defeasance. 85

Section 8.04	Conditions to Legal or Covenant Defeasance. 86

Section 8.05	Deposited Money and U.S. Government Obligations Held in Trust; Other Miscellaneous Provisions. 87

Section 8.06	Repayment to the Issuer. 87

Section 8.07	Reinstatement. 87
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes. 88

Section 9.02	With Consent of Holders of Notes. 89

Section 9.03	Revocation and Effect of Consents. 90

Section 9.04	Notation on or Exchange of Notes. 90

Section 9.05	Trustee to Sign Amendments. 91
ARTICLE 10
NOTE GUARANTEES

Section 10.01	Guarantee. 91

Section 10.02	Limitation on Guarantor Liability. 92

Section 10.03	Execution and Delivery of Note Guarantee. 92

Section 10.04	Releases. 93
ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge. 93

Section 11.02	Application of Trust Money. 94
ARTICLE 12
MISCELLANEOUS

Section 12.01	Notices. 95

Section 12.02	Certificate and Opinion as to Conditions Precedent. 97

Section 12.03	Statements Required in Certificate or Opinion. 97

Section 12.04	Rules by Trustee and Agents. 97

Section 12.05	Agent for Service; Submission to Jurisdiction; Waiver of Immunities. 97

Section 12.06	No Personal Liability of Directors, Officers, Employees and Stockholders. 98

Section 12.07	Governing Law. 98

Section 12.08	No Adverse Interpretation of Other Agreements. 98

Section 12.09	Successors. 98

Section 12.10	Severability. 98

Section 12.11	Counterpart Originals. 98

Section 12.12	Table of Contents, Headings, etc. 99

Section 12.13	Judgment Currency. 99

Section 12.14	Prescription. 99

Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF NOTATION OF GUARANTEE
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

43

| HN\1119595.7||

| LO\555537.2||
INDENTURE dated as of January 31, 2014 by and among North Atlantic Drilling Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (“Bermuda”), with its registered trade offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda and registered with the Bermuda Registrar of Companies under number 45094, Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee, Principal Paying Agent, Transfer Agent and Registrar and Deutsche Bank AG, London Branch, as Paying Agent.

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.25% Senior Notes due 2019 in an aggregate principal amount of $600,000,000 (the “Initial Notes”) and the Holders of any Additional Notes (as defined below and, together with the Initial Notes, the “Notes”).

ARTICLE 1
ARTICLE 2DEFINITIONS

Section .	Definitions.
“$2,000 Million Senior Secured Credit Facility” means the $2,000 million secured facility dated April 15, 2011 between North Atlantic Drilling Ltd., as borrower, and a syndicate of banks, as lender, as the same may be amended, supplemented or otherwise modified from time to time.
“$195 Million Related Party Loan” means the $195 million unsecured loan facility dated June 28, 2013, between SFL Linus Ltd., as borrower, and Ship Finance International Ltd., as lender, as the same may be amended, supplemented or otherwise modified from time to time.
“$475 Million Credit Facility” means the $475 million secured term loan and revolving credit facility dated October 17, 2013, between SFL Linus Ltd., as borrower, and a syndicate of banks, as lender, as the same may be amended, supplemented or otherwise modified from time to time.
“Acquired Debt” means Indebtedness of a Person:

(a)
existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with such specified Person whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary; or

(b)	assumed in connection with the acquisition of assets from any such Person.
Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of assets from any Person
“Affiliate” means, with respect to any specified Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, co-registrar, Transfer Agent, Principal Paying Agent, Paying Agent, Authentication Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(a)	1.0% of the principal amount of the Note; or
(b)    the excess of:

(i)
the present value at such redemption date of (A) the principal amount of the Note, plus (B) all required interest payments due on the Note through February 1, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii)	the principal amount of the Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for Book-Entry Interests in any Global Note, the procedures of DTC that apply to such transfer or exchange.
“Asset Sale” means:

(a)
the sale, lease (other than a charter or operating lease, including a bareboat charter, entered into in the ordinary course of business), conveyance or other disposition (other than a total loss or a constructive total loss or requisition of title or requisition for hire) of any assets or rights, including by means of a merger, consolidation or similar transaction; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 or Section 5.01 and not by Section 4.10; and

(b)	the issuance of Capital Stock in any of the Issuer’s Restricted Subsidiaries or the sale of Capital Stock in any of its Subsidiaries (other than Directors’ qualifying shares).
Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a fair market value of less than $50.0 million;

(2)	a transfer of Capital Stock or assets between or among the Issuer and its Restricted Subsidiaries;

(3)	an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(4)
the sale or lease of equipment, inventory, accounts receivable, services or other assets in the ordinary course of business or the sale of inventory to any joint venture, in which the Issuer owns directly or indirectly at least 50% of the Capital Stock, for resale by such joint venture to its customers in the ordinary course of business of its business;

(5)     the sale or other disposition of cash or Cash Equivalents;
(6)     a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;
(7)     dispositions in connection with Permitted Liens;

(8)
sales or other dispositions of equipment or assets (including, without limitation, replacement parts, spares and stores) that, in the Issuer’s reasonable judgment, are either (A) damaged, worn-out, obsolete or otherwise unfit for use, (B) no longer used or (C) no longer useful in the business of the Issuer or its Restricted Subsidiaries; and

(9)
sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries.

“Authentication Order” means a written order from the Issuer signed by one duly authorized Director of the Issuer and delivered to the Trustee.
“Average Life” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

(a)	the sum of the products of:

(i)	the numbers of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness; multiplied by

(ii)	the amount of each such principal payment;
by

(b)	the sum of all such principal payments.
“Bankruptcy Law” means (a) Title 11 of the U.S. Code or (b) any law, rule or regulation of the United States (or any political subdivision thereof), United Kingdom (or any political subdivision thereof), Bermuda or the laws of any other jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.
“Board of Directors” means:

(a)	with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(c)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in Oslo, Norway, New York City, United States or London, United Kingdom. Notwithstanding the foregoing, with respect to any payment date hereunder (including, without limitation, on February 1 and August 1 of each year, the maturity date of the Notes and any payment date relating to a Change of Control Offer), “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City, United States or London, United Kingdom.
“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into or to acquire such Capital Stock, whether now outstanding or issued after the date of this Indenture.
“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with U.S. GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cash Equivalents” means any of the following:

(a)
direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the Pre-Expansion European Union, the United States of America, Norway or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union or the United States of America, Norway or Canada, as the case may be, and which are not callable or redeemable at the issuer’s option; provided that such country (or agency or instrumentality) has a long-term government debt rating of “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency as of the date of investment;

(b)
overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the Pre-Expansion European Union or of the United States of America or any state thereof, Norway or Canada; provided that such (i) bank or trust company has capital, surplus and undivided profits aggregating in excess of €250 million (or, if less, €200 million) (or, in each case, the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency as of the date of investment or (ii) such country has a long-term government debt rating of “A1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency as of the date of investment;

(c)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P as of the date of investment and, in each case, maturing within one year after the date of acquisition; and

(e)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Change of Control” means the occurrence of any of the following events:

(a)
the direct or indirect sale, lease, transfer, conveyance or other disposition (in each case, other than drilling contracts, charters, bareboat charters or operating leases entered into in the ordinary course of business) (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to one or more Qualifying Owners;

(b)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(c)
the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” as defined above), excluding a Qualifying Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of the Issuer measured by voting power rather than number of shares; or

(d)
during any period of two consecutive years, individuals who at the beginning of such period constituted the majority of the shareholder representatives on the Board of Directors of the Issuer (together with any new directors whose election by the majority of the shareholder representatives on such Board of Directors of the Issuer as applicable, or whose nomination for election by shareholders of the Issuer, as applicable, was approved by a vote of the majority of the shareholder representatives on the Board of Directors of the Issuer, as applicable, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceased for any reason to constitute the majority of the shareholder representatives on the Board of Directors of the Issuer, as applicable, then in office.

“Commission” means the U.S. Securities and Exchange Commission.
“Commodity Hedging Agreements” means, in respect of a Person, any spot, forward, swap, option or other similar agreements or arrangements designed to protect such Person against or manage exposure to fluctuations in commodity prices.
“Consolidated Adjusted Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary), as determined in accordance with U.S. GAAP and without any reduction in respect of preferred stock dividends; provided that:

(a)	any goodwill or other intangible asset impairment charges will be excluded;

(b)
the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary which is a Subsidiary of the Person;

(c)
solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(b)(iii)(A), any net income (loss) of any Restricted Subsidiary will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (i) restrictions that have been waived or otherwise released, (ii) restrictions pursuant to the Notes or this Indenture, (iii) contractual restrictions in effect on the Issue Date with respect to the Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Holders of the Notes than such restrictions in effect on the Issue Date and (iv) any restriction listed under Section 4.08(b)(i), (ii) and (ix)); except that the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Adjusted Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(d)
any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Issuer or any Restricted Subsidiaries (including pursuant to any sale leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors or a member of senior management of the Issuer) will be excluded;

(e)	(i) any extraordinary, exceptional or unusual gain, loss or charge or (ii) any non-cash charges or reserves in respect of any restructuring, redundancy, integration or severance, will be excluded;

(f)	any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity‑based awards will be excluded;

(g)
all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness will be excluded;

(h)
any one-time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Issuer or its Subsidiaries will be excluded;

(i)
any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations will be excluded;

(j)
any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies will be excluded; and

(k)	the cumulative effect of a change in accounting principles will be excluded.
“Consolidated EBITDA” means, with respect to any specified Person for any period without duplication, the sum of Consolidated Adjusted Net Income, plus in each case to the extent deducted in computing Consolidated Adjusted Net Income for such period:

(a)
provision for taxes based on income, profits or capital of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Adjusted Net Income; plus

(b)	the Consolidated Net Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(c)
any expenses, charges or other costs related to any equity offering, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), joint venture, disposition, recapitalization, Indebtedness permitted to be incurred by this Indenture, or the refinancing of any other Indebtedness of such Person or any of its Restricted Subsidiaries (whether or not successful) (including such fees, expenses or charges related to the Transactions) and, in each case, deducted in such period in computing Consolidated Adjusted Net Income; plus

(d)
depreciation, amortization (including, without limitation, amortization of intangibles and deferred financing fees), and other non-cash expenses (including without limitation write‑downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting on such Person and its Restricted Subsidiaries for such period), but excluding any non-cash items for which a future cash payment will be required and for which an accrual or reserve is required by U.S. GAAP to be made, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Adjusted Net Income; plus

(e)
the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Capital Stock held by third parties; plus

(f)	any charge (or minus any income) attributable to a post-employment benefit scheme other than the current service costs attributable to the scheme; minus

(g)
non-cash items increasing such Consolidated Adjusted Net Income for such period, other than (i) any items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required; or (ii) items related to percentage of completion accounting, in each case, on a consolidated basis and determined in accordance with U.S. GAAP.
“Consolidated Fixed Charge Coverage Ratio” of the Issuer means, for any period, the ratio of:

(a)	Consolidated EBITDA

(b)	to the sum of:

(i)	Consolidated Net Interest Expense; and

(ii)
cash and non-cash dividends due (whether or not declared) on the Redeemable Capital Stock of the Issuer and any Restricted Subsidiaries and on the Preferred Stock of any Restricted Subsidiary (to any Person other than the Issuer and any Restricted Subsidiary), in each case for such period;

provided that in calculating the Consolidated Fixed Charge Coverage Ratio or any element thereof for any period, pro forma calculations will be made in accordance with Regulation S-X of the Securities Act;
provided further, without limiting the application of the previous proviso, that:

(1)
if the Issuer or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness or both, Consolidated EBITDA and Consolidated Net Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness, including the use of proceeds therefrom, as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; provided however, that the pro forma calculation of the Consolidated Fixed Charge Coverage Ratio shall not give effect to (i) any Indebtedness incurred on the date of determination pursuant to Section 4.09(b) or (ii) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds incurred pursuant to Section 4.09(b);

(2)
if, since the beginning of such period, the Issuer or any Restricted Subsidiary shall have made any asset sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such asset sale for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto, for such period and the Consolidated Net Interest Expense for such period shall be reduced by an amount equal to the Consolidated Net Interest Expense directly attributable to any Indebtedness of the Issuer or of any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and the continuing Restricted Subsidiaries in connection with such asset sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Net Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)
if, since the beginning of such period, the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Net Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(4)
if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any asset sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Net Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such asset sale or Investment or acquisition occurred on the first day of such period; and

(5)
(i) if, since the beginning of such period, the Issuer or any of its Restricted Subsidiaries acquires Drilling Units or entities that own Drilling Units with historical earnings before interest, taxes, depreciation and amortization (“EBITDA”) available for the rigs' previous ownership, such EBITDA shall be included in the calculation of Consolidated EBITDA, and if necessary, be annualized to represent a twelve (12) months historical EBITDA; (ii) in the event the Issuer or any of its Restricted Subsidiaries acquires rigs or rig owning companies without historical EBITDA available, the Issuer is entitled to base a twelve (12) month historical EBITDA calculation on future projected EBITDA only subject to any new rig having a firm charter contract in place at the time of such EBITDA calculation; and (iii) Consolidated EBITDA for such period shall include any realized gains and/or losses in respect of the disposal of rigs or the disposal of shares in rig owning companies.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness for a period equal to the remaining term of such Interest Rate Agreement).
“Consolidated Net Interest Expense” means, with respect to any specified Person for any period, without duplication and in each case determined on a consolidated basis in accordance with U.S. GAAP, the sum of:

(a)	the Issuer’s and the Restricted Subsidiaries’ total interest expense for such period, including, without limitation:

(i)	amortization of debt discount, but excluding amortization of debt issuance costs, fees and expenses and the expensing of any bridge or other financing fees;

(ii)	the net payments (if any) of Interest Rate Agreements and Currency Agreements (excluding amortization of fees and discounts and unrealized gains and losses); and

(iii)	the interest portion of any deferred payment obligation (classified as Indebtedness under this Indenture); plus

(b)
the interest component of the Issuer’s and the Restricted Subsidiaries’ Capitalized Lease Obligations accrued or scheduled to be paid or accrued during such period other than the interest component of Capitalized Lease Obligations between or among the Issuer and any Restricted Subsidiary or between or among Restricted Subsidiaries; plus

(c)
the Issuer’s and the Restricted Subsidiaries non-cash interest expenses (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments) and interest that was capitalized during such period; plus

(d)
the interest expense on Indebtedness of another Person to the extent such Indebtedness is guaranteed by the Issuer or any Restricted Subsidiary or secured by a Lien on the Issuer’s or any Restricted Subsidiary’s assets, but only to the extent that such interest is actually paid by the Issuer or such Restricted Subsidiary; minus

(e)	the interest income of the Issuer and the Restricted Subsidiaries during such period.
Notwithstanding any of the foregoing, Consolidated Net Interest Expense shall not include any payments on any operating leases.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Issuer.
“Credit Facility” or “Credit Facilities” means one or more debt facilities (including, without limitation, under the Senior Credit Facilities), commercial paper facilities or sale and lease back facilities, in each case with banks or other financial institutions providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other forms of guarantees and assurances, or other Indebtedness, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), restructured, repaid or refinanced (whether by means of sales of debt securities to institutional investors and whether in whole or in part and whether or not with the original administrative agent or lenders or another administrative agent or agents or other bank or institutions and whether provided under the Senior Credit Facilities and one or more other credit or other agreements) and, for the avoidance of doubt, includes any agreement extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Currency Agreements” means, in respect of a Person, any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements designed to protect such Person against or manage exposure to fluctuations in foreign currency exchange rates.
“Custodian” means Deutsche Bank Trust Company Americas, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.06, 2.07, and 2.10, substantially in the form of Exhibit A hereto and bearing the Private Placement Legend, except that such Note (1) shall not bear the Global Note Legend, (2) shall not have the “Schedule of Exchanges of Interests in the Global Note” attached as Schedule A thereto and (3) need not bear the Private Placement Legend if it is an Unrestricted Definitive Note.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.
“Director” means a member of the Board of Directors.
“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Issuer’s Board of Directors who does not have any material direct or indirect personal financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director or employee of any Person (other than the Issuer or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.
“dollars”, “U.S. dollars” and “$” means the lawful currency of the United States of America.
“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollars, at any time for the determination thereof, the amount of dollars obtained by converting such foreign currency involved in such computation into dollars at the spot rate for the purchase of dollars with the applicable foreign currency as published under “Currency Rates” in the section of the Financial Times entitled “Currencies, Bonds & Interest Rates” on the date that is two Business Days prior to such determination.
“Drilling Unit” means one or more semi-submersible drilling rigs, drill ships, jack-up rigs or tender rigs or other drilling vessels or other vessels or equipment, in each case, that are used or useful in any Permitted Business of the Issuer and its Restricted Subsidiaries and which are owned by and registered in the name of (or subject to a sale and leaseback transaction in favor of) the Issuer or any of its Restricted Subsidiaries, in each case together with all related spares, stores, equipment and any additions or improvements.
“Drilling Unit Construction Contract” means any contract for the construction (or construction and acquisition) of a Drilling Unit and any related assets entered into by the Issuer or any Restricted Subsidiary, including any amendments, supplements or modifications thereto or change orders in respect thereof.
“Drilling Unit Purchase Option Contract” means any contract granting the Issuer or any Restricted Subsidiary the option to purchase one or more Drilling Units and any related assets, including any amendments, supplements or modifications thereto.
“Drilling Unit Owner” means a Restricted Subsidiary of the Issuer that owns or leases pursuant to a sale and leaseback transaction one or more Drilling Units.
“DTC” means The Depository Trust Company or any successor securities clearing agency.
“Eligible Jurisdiction” means any of the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Islands of Bermuda, the British Virgin Islands, the Cayman Islands, Norway, Switzerland or any Member State of the Pre-Expansion European Union (other than France).
“Equity Offering” means a sale (other than to the Issuer or any of its Subsidiaries) of Qualified Capital Stock of the Issuer other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions.

“European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after January 1, 2004.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors or a member of senior management of the Issuer, provided that for purposes of Section 4.09(b)(ix), such determination shall be based on the written opinion, which shall not be dated as of a date more than 180 days prior to the date of determination, of an independent, accounting, appraisal or investment banking firm or valuation expert of international standing qualified to perform the task for which such firm has been engaged (as determined in good faith by the Board of Directors of the Issuer).
“Global Exchange Market” means the Global Exchange Market of the Irish Stock Exchange.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the global notes, substantially in the form of Exhibit A hereto, bearing the Private Placement Legend and the Global Note Legend, issued in accordance with Sections 2.01, 2.06(b), 2.06(d) or 2.06(e).
“Guarantee” means any guarantee of the Issuer’s obligations under this Indenture and the Notes by any Restricted Subsidiary or any other Person in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.
“guarantees” means, as applied to any obligation,

(a)
a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(b)
an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

“Guarantors” means, collectively, each Subsidiary of the Issuer that executes a Note Guarantee, if and when necessary, in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” has the meaning given to such term under Section 4.09(b)(viii).
“Holder” means a Person in whose name a Note is registered in the Register.
“Indebtedness” means, with respect to any Person, without duplication:

(a)
the principal and premium amounts of any indebtedness of such Person in respect of borrowed money (including overdrafts) or for the deferred purchase price of property or services due more than one year after such property is acquired or such services are completed, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business;

(b)	any indebtedness of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c)
all obligations, contingent or otherwise of such Person representing reimbursement obligations in respect of any letters of credit, bankers’ acceptances or other similar instruments (except to the extent such obligation relates to trade payables in the ordinary course of business); provided that any counter‑indemnity or reimbursement obligation under a letter of credit shall be considered Indebtedness only to the extent that the underlying obligation in respect of which the letter of credit has been issued would also be Indebtedness;

(d)	any indebtedness representing Capitalized Lease Obligations of such Person;

(e)
all obligations of such Person in respect of Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements (the amount of any such Indebtedness to be equal at any time to either (a) zero if such Hedging Obligation is incurred pursuant to Section 4.09(b)(viii) or (b) the notional amount of such Hedging Obligation if not incurred pursuant to such clause);

(f)
all Indebtedness referred to in (but not excluded from) the preceding clauses (a) through (e) of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the obligation so secured);

(g)
all guarantees by such specified Person of Indebtedness referred to in this definition of any other Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(h)	all Redeemable Capital Stock of such Person valued at the greater of its voluntary maximum fixed repurchase price and involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(i)	Preferred Stock of any Restricted Subsidiary;
if and to the extent any of the preceding items (other than obligations under clauses (c) and (e) through (g)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with U.S. GAAP provided that the term “Indebtedness” shall not include (i) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business that are not more than 90 days past due; (ii) Indebtedness in respect of the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of standby letters of credit, performance bonds or surety bonds provided by the Issuer or any Restricted Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond; (iii) anything accounted for as an operating lease in accordance with U.S. GAAP as at the date of this Indenture; (iv) any pension obligations of the Issuer or a Restricted Subsidiary; (v) Indebtedness incurred by the Issuer or one of the Restricted Subsidiaries in connection with a transaction where (x) such Indebtedness is borrowed from a bank or trust company, having a combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating immediately prior to the time such transaction is entered into, of at least A or the equivalent thereof by S&P and A2 or the equivalent thereof by Moody’s and (y) a substantially concurrent Investment is made by the Issuer or a Restricted Subsidiary in the form of cash deposited with the lender of such Indebtedness, or a Subsidiary or Affiliate thereof, in amount equal to such Indebtedness; and (vii) contingent obligations incurred in the ordinary course of business (other than guarantees of Indebtedness).

For purposes of this definition, the “maximum fixed repurchase price” of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value will be determined in good faith by the Board of Directors or a member of senior management of the Issuer of such Redeemable Capital Stock; provided, that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.
“Indenture” means this Indenture, as it may be amended, restated, modified or supplemented from time to time.
“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.
“Interest Rate Agreements” means, in respect of a Person, any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect such Person against or manage exposure to fluctuations in interest rates.
“Internal Charterer” means a Restricted Subsidiary of the Issuer that has entered into a bareboat charter agreement with one or more Drilling Unit Owners in respect of one or more Drilling Units.
“Investment” means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including guarantees but excluding bank deposits, accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case, made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items, in each case that are required by U.S. GAAP to be classified on the balance sheet (excluding the footnotes) of the relevant Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. In addition, the portion (proportionate to the Issuer’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary will be deemed to be an “Investment” that the Issuer made in such Unrestricted Subsidiary at such time. The portion (proportionate to the Issuer’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments. “Investments” excludes extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“IPO-Related Transactions” means the transactions described in the Offering Memorandum relating to the Exchange Offer and the Underwritten Public Offering, as such terms are defined in the Offering Memorandum.
“Issue Date” means January 31, 2014.
“Issuer” means North Atlantic Drilling Ltd., and any and all successors thereto.
“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, standard security, assignation in security claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers or employees of the Issuer or any Restricted Subsidiary:

(a)	in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business;

(b)	in respect of moving related expenses incurred in connection with any closing or consolidation of any facility or office; or

(c)	in the ordinary course of business and (in the case of this clause (c)) not exceeding $5.0 million in the aggregate outstanding at any time.
“Maturity” means, with respect to any indebtedness, the date on which any principal of such indebtedness becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Proceeds” means the aggregate cash proceeds actually received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any other consideration received in the form of assumption by the transferee of Indebtedness or other Obligations relating to the property or assets that are the subject of such Asset Sale or received in any other noncash form), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, any amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale, all expenditures to inspect, repair or modify a Drilling Unit and bring such Drilling Unit to the condition and place of delivery in connection with the sale thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP.
“Net Tangible Assets” means, as of any date, total assets, less goodwill and other intangible assets and liabilities, in each case as shown on the most recent consolidated balance sheet of the Issuer and its Subsidiaries prepared in accordance with U.S. GAAP for which internal financial statements are available immediately preceding the date on which any calculation of Net Tangible Assets is being made.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed by way of a supplemental indenture pursuant to the provisions of this Indenture.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering” means the offering of the Initial Notes by the Issuer.
“Offering Memorandum” means the final Offering Memorandum, dated January 28, 2014, relating to the Offering.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Managing Director or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer, a Guarantor or a Surviving Entity, as the case may be, that meets the requirements of Section 12.03.
“Opinion of Counsel” means an opinion in writing from and signed by legal counsel that meets the requirements of Section 12.03 and is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or any Restricted Subsidiary.
“Pari Passu Indebtedness” means  any Indebtedness of the Issuer that ranks equally in right of payment with the Notes.
“Participant” means a Person who has an account with DTC.
“Permitted Business” means (a) any businesses, services or activities engaged in by the Issuer or any of the Restricted Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Issuer or any of the Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Permitted Debt” has the meaning given to such term under Section 4.09.
“Permitted Investments” means any of the following:

(a)	Investments in the Issuer or in a Restricted Subsidiary;

(b)	Investments in cash or Cash Equivalents;

(c)	Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

(i)	such Person becomes a Restricted Subsidiary; or

(ii)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary

(d)	Investments in the Notes (including any Additional Notes) and any other Indebtedness of the Issuer or any Restricted Subsidiary;

(e)
Investments existing on the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture;

(f)
Investments acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction as a result of an Asset Sale or that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(g)	Investments in Hedging Obligations permitted under Section 4.09(b)(viii);

(h)	any Investments received in compromise or resolution of litigation, arbitration or other disputes;

(i)	Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(j)
any Investment to the extent made using as consideration Capital Stock of the Issuer (other than Redeemable Capital Stock); provided that the net proceeds of such sale have been excluded from, and shall not have been included in, the calculation of the amount determined under Section 4.07(b)(iii)(B);

(k)	Investments of the Issuer or the Restricted Subsidiaries described under item (v) to the proviso to the definition of “Indebtedness;”

(l)	any guarantee of Indebtedness permitted to be incurred by Section 4.09;

(m)	Management Advances;

(n)
other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (n) that are at the time outstanding not to exceed the greater of (i) $125.0 million and (ii) 4.0% of Net Tangible Assets of the Issuer determined at the time of such Investment, provided, that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 4.07, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to (c) of the definition of “Permitted Investments” and not this clause; and

(o)
(i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts and (ii) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer.

“Permitted Liens” means the following types of Liens:

(a)	Liens existing on the Issue Date;

(b)	Liens on any property or assets of a Restricted Subsidiary granted in favor of the Issuer or any Restricted Subsidiary;

(c)	Liens on any of the Issuer’s or any Restricted Subsidiaries’ property or assets securing the Notes;

(d)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(e)
statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(f)
Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(g)
Liens incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

(h)
zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects and incurred in the ordinary course of business that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries on the properties subject thereto, taken as a whole;

(i)
Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(j)
Liens on property or assets of, or on shares of Capital Stock or on Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary; provided that such Liens (i) do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets of, or shares of Capital Stock or on Indebtedness of, such acquired Restricted Subsidiary and (ii) were not created in connection with or in contemplation of such acquisition, merger or consolidation;

(k)
Liens on property or assets existing at the time such property or assets are acquired, including any acquisition by means of a merger with or into or consolidation with, the Issuer or any Restricted Subsidiary; provided that such Liens (i) do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than (A) the property or assets acquired or (B) the property or assets of the Person merged with or into or consolidated with the Issuer or Restricted Subsidiary and (ii) were not in connection with or in contemplation of such acquisition, merger or consolidation;

(l)	Liens securing the Issuer’s or any Restricted Subsidiary’s Hedging Obligations permitted under Section 4.09(b)(viii);

(m)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance) or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure performance, bid, surety or appeal bonds and completion bonds and guarantees to which such Person is a party, or deposits as security for contested import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(n)	Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(o)	Liens incurred in connection with a cash management program established in the ordinary course of business;

(p)
Liens on any property or assets of the Issuer or any Restricted Subsidiary, or any Capital Stock of, any Drilling Unit Owner, any Capital Stock of any Drilling Unit Owner or any Internal Charterer or the earnings, bank accounts or insurance contracts and rights thereunder and any related proceeds of any Internal Charterer (excluding, for the avoidance of doubt any assignment or pledge of any charter contract), in each case securing Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred pursuant to Sections 4.09(b)(ix) or (x);

(q)
Liens incurred to secure Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided that the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus improvements and accessions to such property and assets and proceeds or distributions thereof);

(r)
Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(s)
Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary arising from Vessel chartering, drydocking, maintenance, the furnishing of supplies and bunkers to Vessels, repairs and improvements to Vessels, crews’ wages and maritime Liens (other than in respect of Indebtedness);

(t)	leases, licenses, subleases and sublicenses of assets in the ordinary course of business;

(u)
Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(v)	Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(w)
pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Issuer or any Restricted Subsidiary’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(x)
Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by the Issuer or a Restricted Subsidiary on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15% of the net cash proceeds of such disposal;

(y)	limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Restricted Subsidiaries securing obligations of such joint ventures;

(z)	Liens on any proceeds loan made by the Issuer or any Restricted Subsidiary in connection with any future incurrence of Indebtedness permitted under this Indenture and securing that Indebtedness;

(aa)	Liens for salvage; and

(bb)
any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (bb); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend in any material respect to any additional property or assets.

“Permitted Refinancing Indebtedness” means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness of the Issuer or a Restricted Subsidiary or pursuant to this definition, including any successive refinancings, so long as:

(a)
such Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(b)	the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being refinanced;

(c)	the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being refinanced;

(d)	the new Indebtedness is not senior in right of payment to the Indebtedness that is being refinanced;

(e)
if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is expressly, contractually, subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and

(f)	such Indebtedness is unsecured if the Indebtedness being refinanced is unsecured;
provided that Permitted Refinancing Indebtedness will not include (i) Indebtedness of a Restricted Subsidiary of the Issuer that refinances the Indebtedness of the Issuer, (ii) Indebtedness of the Issuer that refinances the Indebtedness of a Restricted Subsidiary or (ii) Indebtedness of the Issuer or any Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Pre-Expansion European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004.
“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person; provided that accrued non-cash dividends with respect to any Preferred Stock shall not constitute Preferred Stock for the purposes of Section 4.09.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
“Qualifying Owners” means Seadrill Limited and/or one or more of its Affiliates. For purposes of Section 4.11, any entity that would be deemed to be an “Affiliate” because its equity is owned by one or more of the Qualifying Owners identified in the preceding sentence will not be deemed to be an Affiliate for purposes of Section 4.11.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.”
“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the Holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Issuer in circumstances in which the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any “change of control” occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Capital Stock if the “change of control” provisions applicable to such Capital Stock are no more favorable to the Holders of such Capital Stock than the provisions contained in Section 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.14.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Definitive Note” means a Definitive Registered Note sold in reliance on Regulation S.
“Regulation S Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of Cede & Co. as nominee for DTC, that will be issued in an initial amount equal to the principal amount of the Notes initially resold in reliance on Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any managing director, director, vice president, assistant vice president, senior trust officer, trust officer or any other officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Registered Note bearing the Private Placement Legend.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period, as defined in Regulation S.
“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Definitive Note” means a Definitive Registered Note sold in reliance on Rule 144A.
“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of Cede & Co., as nominee for DTC, that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.
“Seadrill Revolving Credit Facility” means the credit facility dated March 30, 2012 between the Issuer, as borrower, and Seadrill Limited, as lender, in the amount of $85 million, as the same may be amended, supplemented or otherwise modified from time to time.
“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Facilities” means collectively, the $2,000 Million Senior Secured Credit Facility, the Seadrill Revolving Credit Facility and the Ship Finance Loans.
“Ship Finance Loans” means, collectively, the $195 Million Related Party Loan and the $475 Million Credit Facility.
“Senior Debt” means:

(a)	all Indebtedness of the Issuer or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(b)
any other Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes; and

(3)	all obligations with respect to the items listed in the preceding clauses (a) and (b).
Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:
(1)    any liability for federal, state, local or other taxes owed or owing by the Issuer; or

(2)	any intercompany Indebtedness of the Issuer or any of its Subsidiaries to the Issuer or any of its Affiliates (other than any such Indebtedness that is a Senior Credit Facility).
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“Stated Maturity” means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or any installment thereof or such installment of interest, respectively, is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness or any installment thereof, or any installment of interest thereon, is due and payable.
“Subordinated Indebtedness” means Indebtedness of the Issuer that is subordinated in right of payment to the Notes; provided, that no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.
“Subsidiary” means, with respect to any Person:

(a)
a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and

(b)
any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest of each class of securities which are entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other additions thereto). “Taxes” and “Taxation” shall be construed to have corresponding meanings.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve

Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2109; provided, however, that if the period from the redemption date to February 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means Deutsche Bank Trust Company Americas until a successor trustee replaces it in accordance with the applicable provisions of this Indenture, after which, “Trustee” shall mean such successor.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Unrestricted Definitive Note” means a Definitive Registered Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means:

(a)
any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer’s Board of Directors pursuant to the “Designation of Unrestricted and Restricted Subsidiaries” covenant); and

(b)	any Subsidiary of an Unrestricted Subsidiary.
“U.S. GAAP” means generally accepted accounting principles in the United States as in effect from time to time; provided, however, that when the term U.S. GAAP is used in this Indenture with reference to a financial measure or other calculation that is to be made on a consolidated basis under, or in accordance with, U.S. GAAP, each Restricted Subsidiary of the Issuer (by virtue of the Issuer owning at least a majority of the class of Voting Stock (without regard to any limitation on voting power applicable to a holder thereof) or other class of voting equity ownership interest which class is entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions) of such Restricted Subsidiary) shall be deemed a part of the consolidated group of companies in connection with any determination of such financial measure or calculation.
“U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Section .	Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.17
“Additional Notes”	2.13
“Asset Sale Offer”	4.10
“Asset Sale Offer Period”	3.10
“Asset Sale Payment Date”	3.10
“Authentication Agent”	2.02
“Authorized Agent”	12.05
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Hedging Obligations”	4.09
“incur”	4.09
“Judgment Currency”	12.13
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Register”	2.03
“Registrar”	2.03
“Reinvestment Termination Date”	4.10
“Restricted Payments”	4.07
“Reversion Date”	4.19
“Surviving Entity”	5.01
“Suspended Covenants”	4.19
“Suspension Event”	4.19
“Suspension Period”	4.19
“Tax Jurisdiction”	4.17
“Tax Redemption Date”	3.08
“Transfer Agent”	2.03

Section .	Rules of Construction.
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)provisions apply to successive events and transactions;
(f)references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(g)all references to the principal, premium, interest or any other amount payable pursuant to this Indenture shall be deemed also to refer to any Additional Amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and express reference to the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made;
(h)except as otherwise provided, whenever an amount is denominated in U.S. dollars, it shall be deemed to include the Dollar Equivalent amounts denominated in other currencies; and
(i)unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness.
ARTICLE 3
ARTICLE 4THE NOTES

Section .	Form and Dating.
(a)General. The Notes and the certificates of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein. The Issuer shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note will be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes will be represented by global notes and will be issued only in fully registered form without interest coupons and only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.
(b)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and a “Schedule of Exchanges of Interests in the Global Note” substantially in the form of Schedule A attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Paying Agent, at the direction of the Trustee, or the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)144A Global Notes and Regulation S Global Notes. Notes sold within the United States to QIBs pursuant to Rule 144A under the Securities Act shall be issued initially in the form of a 144A Global Note, without interest coupons, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the Authentication Agent as hereinafter provided. The aggregate principal amount of the 144A Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.
Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, without interest coupons, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or Authentication Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each such Global Note, as hereinafter provided.
(d)Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.
Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” in the form of Schedule A attached thereto).
(e)Book-Entry Provisions. The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC.

(f)Denomination. Notes shall be in denominations of $200,000 and integral multiples of $1,000 above $200,000.

Section .	Execution and Authentication.
(a)One Officer of the Issuer or one member of the Issuer’s Board of Directors shall attest to the Notes for the Issuer by manual, facsimile or electronic (including “pdf”) signature.
(b)If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
(c)A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.
(d)At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $600,000,000 and (2) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount, in each case upon a written order of the Company signed by one Officer of the Company (the "Company Order"). Such Company Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes
(e)The Trustee may appoint one or more authentication agents (each, an “Authentication Agent”) acceptable to the Issuer to authenticate Notes. Such an agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authentication Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section .	Paying Agent, Registrars and Transfer Agents.
The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Notes in each of (i) the Borough of Manhattan, City of New York and (ii) London, United Kingdom, for so long as the Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require. The Issuer will ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC (as amended from time to time) or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26, 2000 and November 27, 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive. The initial Paying Agents will be Deutsche Bank Trust Company Americas in New York and Deutsche Bank AG, London Branch and each hereby accepts its appointment as such.
The Issuer will also maintain a registrar (the “Registrar”) with an office in the Borough of Manhattan, City of New York. The Issuer will also maintain a transfer agent (the “Transfer Agent”) in the Borough of Manhattan, City of New York. The initial Registrar will be Deutsche Bank Trust Company Americas in the City of New York which hereby accepts its appointment as such. The initial Transfer Agent will be Deutsche Bank Trust Company Americas in the City of New York which hereby accepts its appointment as such. The Registrar in the City of New York and the Transfer Agent will maintain a register (the “Register”) reflecting ownership of Definitive Registered Notes (as defined herein), if any, outstanding from time to time and will facilitate transfer of Definitive Registered Notes (as defined herein) on the behalf of the Issuer. A copy of the Register will be sent to the Issuer on the Issue Date and promptly after any change to the Holders of Notes made by the Registrar, with such copy to be held by the Issuer at its registered office. In the case of discrepancy between the Register and the register kept by, and at the registered office of, the Issuer, the registrations in the register held by, and at the registered office of, the Issuer shall prevail for Bermuda law purposes. The Transfer Agent shall perform the functions of a transfer agent.
The Issuer may change the Paying Agents, Registrar or Transfer Agent (subject, in the case of a Paying Agent, to the condition described in the first paragraph of this Section 2.03) without prior notice to the Holders. For so long as the Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Ireland (which is expected to be the Irish Times) or, to the extent and in the manner permitted by such rules and regulations, post such notice on the official website of the Irish Stock Exchange (www.ise.ie) in accordance with Section 12.01.

Section .	Paying Agent to Hold Money.
Each Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest, premium and Additional Amounts, if any, on the Notes, and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer (including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Paying Agent shall serve as an agent of the Trustee for the Notes.

Section .	Holder Lists.
The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee or the Paying Agent is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish, to the Trustee and each Paying Agent at least seven Business Days before each interest payment date and at such other times as the Trustee or the Paying Agent may request in writing, a list of the names and addresses of the Holders of Notes in such form and as of such date as the Trustee or the Paying Agent may reasonably require.

Section .	Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by a Depositary to the Custodian or a nominee of such Custodian, by the Custodian or a nominee of such Depositary, or by such Custodian or Depositary or any such nominee to a successor Depositary or Custodian or a nominee thereof.
All Global Notes will be exchanged by the Issuer for Definitive Registered Notes:
(i)If requested by a Holder of such interests;
(ii)if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days.
Upon the occurrence of any of the preceding events in clauses (i) through (ii) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Trustee.
Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes. The transfer and exchange of Book-Entry Interests shall be effected through the relevant Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.
In connection with all transfers and exchanges of Book‑Entry Interests (other than transfers of Book‑Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book‑Entry Interest in the same Global Note), the Transfer Agent and the Paying Agent must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book‑Entry Interest in an amount equal to the Book‑Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book‑Entry Interest in another Global Note in an amount equal to the Book‑Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.
In connection with a transfer or exchange of a Book‑Entry Interest for a Definitive Registered Note, the Transfer Agent, the Paying Agent and the Registrar must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book‑Entry Interest in an amount equal to the Book‑Entry Interest to be transferred or exchanged;

(ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book‑Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.
In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book‑Entry Interest, the Trustee must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book‑Entry Interest to be transferred or exchanged.
Upon satisfaction of all of the requirements for transfer or exchange of Book‑Entry Interests in Global Notes contained in this Indenture, the Transfer Agent and Paying Agent, as specified in this Section 2.06, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its systems.
Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either subparagraph (b)(i) or (b)(ii) below, as applicable, as well as subparagraph (b)(iii) below, if applicable.
(i)Transfer of Book-Entry Interests in the Same Global Note. Book-Entry Interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in a Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, Book-Entry Interests in the Regulation S Global Notes will be limited to Persons that have accounts with DTC or Persons who hold interests through DTC. No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(i).
(ii)All Other Transfers and Exchanges of Book-Entry Interests in Global Notes. A Holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to Section 2.06(b)(i) above only if the Transfer Agent and the Paying Agent receives either:
(A)both:
(1)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and
(2)instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or
(B)both:
(1)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and
(2)instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the CUSIP, ISIN, Common Code or other similar number identifying the Notes, provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(iii)Transfer of Book-Entry Interests to Another Global Note. A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Transfer Agent and Paying Agent receives the following:
(A)if the transferee will take delivery in the form of a Book-Entry Interest in a 144A Global Note, then the transferor must deliver either a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(c)Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes. If any Holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Transfer Agent, the Paying Agent and the Registrar of the following documentation:
(i)in the case of a transfer on or before the expiration of the Restricted Period by a Holder of a Book‑Entry Interest in a Regulation S Global Note, the Paying Agent shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in either item (1) or item (2) thereof;
(ii)in the case of a transfer after the expiration of the Restricted Period by a Holder of a Book‑Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);
(iii)in the case of a transfer by a Holder of a Book‑Entry Interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(iv)in the case of a transfer by a Holder of a Book‑Entry Interest in a Rule 144A Global Note in reliance on Regulation S, the Paying Agent shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or
(v)in the case of a transfer by a Holder of a Book‑Entry Interest in a Rule 144A Global Note in reliance on Rule 144, the Paying Agent shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Paying Agent shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(l), and the Issuer shall execute and the Trustee or the Authentication Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall be registered by the Registrar in such name or names and in such authorized denomination or denominations as the Holder of such Book-Entry Interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(d)Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes. If any Holder of a Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Transfer Agent, the Paying Agent and the Registrar of the following documentation:
(i)if the Holder of such Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;
(ii)if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(iii)if such Definitive Registered Note is being transferred in reliance on Regulation S or Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) or (3) thereof, as applicable; or

(iv)if such Definitive Registered Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Registrar and Transfer Agent will deliver the Definitive Registered Note to the Trustee for cancellation, and the Registrar and Transfer Agent will increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Global Note, in the case of clause (ii) above, the appropriate 144A Global Note, in the case of clause (iii) above, the appropriate Global Note, and in the case of clause (iv) above, the appropriate Global Note.
(e)Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes. Upon request by a Holder of Definitive Registered Notes, and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be). Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing. In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will deliver to the Trustee for cancellation or cause to be cancelled such Definitive Registered Note and the Issuer (who has been informed of such cancellation) shall execute and the Trustee or the Authentication Agent shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the Registrar receives the following:
(i)if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(ii)if the transfer will be made in reliance on Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(f)Legends. The following legends shall appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(i)Private Placement Legend: Each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or in substitution thereof other than Unrestricted Definitive Notes) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES: ONE YEAR AND IN THE CASE OF REGULATION S NOTES: 40 DAYS, AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO

RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE PAYING AGENT FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.
(g)Exchanges of Book‑Entry Interests in Global Notes for Restricted Definitive Notes. A Holder of a Book‑Entry Interest in a Global Note may exchange such Book‑Entry Interest for a Restricted Definitive Note if the exchange or transfer complies with the requirements of Section 2.06(b) above and the Transfer Agent and the Paying Agent receives a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1) thereof.
Upon receipt of such certificates and the orders and instructions required by Section 2.06(b), the Depositary shall (i) deliver, or cause to be delivered, the relevant Global Note to the Registrar and Transfer Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, the Registrar and Transfer Agent shall return the Global Note to the Depositary together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange. The Registrar shall cause all Definitive Registered Notes issued in exchange for a Book‑Entry Interest in a Global Note pursuant to this Section 2.06(g) to bear the Private Placement Legend.
The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book‑Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.
(h)Exchanges of Book‑Entry Interests in Global Notes for Unrestricted Definitive Notes. To the extent permitted by the Depositary, a Holder of a Book‑Entry Interest in a Global Note may exchange such

Book‑Entry Interest for an Unrestricted Definitive Note only if the Trustee receives a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1) thereof.
Upon receipt of such certificates and the orders and instructions required by Section 2.06(b), the Registrar and Transfer Agent shall (i) instruct the Depositary to deliver, or cause to be delivered, the relevant Global Note to the Registrar and Transfer Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the Depositary together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer.
The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Trustee or the Authentication Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book‑Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar. Any Definitive Registered Note issued in exchange for a Book‑Entry Interest pursuant to this Section 2.06(h) shall not bear the Private Placement Legend.
(i)Exchanges of Definitive Registered Notes for Book‑Entry Interests in Global Notes. Any Holder of a Restricted Definitive Note may exchange such Note for a Book‑Entry Interest in a Global Note if such exchange complies with Section 2.06(b) above, such exchange takes place after the expiration of the Restricted Period and the Registrar receives a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof.
Upon satisfaction of the foregoing conditions, the Registrar shall (i) deliver such Note to the Trustee for cancellation pursuant to Section 2.11 hereof; (ii) record such exchange on the Register; (iii) instruct the Depositary to deliver the applicable Global Note; (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange; and (v) thereafter, return the Global Note to the Depositary together with all information regarding the Participant accounts to be credited in connection with such exchange.
(j)Transfer of Restricted Definitive Notes for Definitive Registered Notes. Any Holder of a Restricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.06(b) above and the Registrar receives a certificate to the effect set forth in Exhibit B hereto, including the certifications in either item (1), (2) or (3) thereof; provided that, in the case of a transfer after the expiration of the Restricted Period by a Holder of a Regulation S Definitive Note, no additional documentation is required.
Upon the receipt of any Definitive Registered Note, the Registrar shall deliver the Note to the Trustee for cancellation of such Note pursuant to Section 2.11 hereof and complete and deliver to the Issuer the applicable Definitive Registered Note. The Issuer shall execute and the Trustee or the Authentication Agent shall authenticate and deliver such Definitive Registered Note to such Person(s) as the Holder of the surrendered Definitive Registered Note shall designate.
(k)Transfer of Unrestricted Definitive Notes. Any Holder of an Unrestricted Definitive Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.06(b) above.
(l)Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be delivered to or retained by the Trustee for cancellation in accordance with Section 2.11. At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Paying Agent to reflect such reduction; and if the Book-Entry Interests is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interests in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Paying Agent to reflect such increase.
(m)General Provisions Relating to Transfers and Exchanges.

(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee or the Authentication Agent shall authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(ii)No service charge shall be made by the Issuer or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.14 and 9.04).
(iii)No Transfer Agent or Registrar shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.
(v)The Issuer shall not be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03; (B) for a period of 15 calendar days immediately prior to the date fixed for the mailing of a notice of redemption of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer. Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.
(vi)The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest, and premium and Additional Amounts, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Transfer Agent, the Paying Agent or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.
(viii)Trustee and Agents shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among any depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(ix)Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. None of the Trustee, the Registrar, the Paying Agents or Transfer Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee, Registrar, Paying Agents and Transfer Agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and other members, participants and any beneficial owners.

Section .	Replacement Notes.
(a)If any mutilated Note is surrendered to the Registrar, the Transfer Agent or the Issuer and the Registrar, Transfer Agent and the Issuer receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate or cause the Authentication Agent to authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any Authentication Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for its expenses in replacing a Note, including reasonable fees and expenses of counsel and the Trustee. In the event of any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
(b)Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
(c)The provisions of this Section 2.07 are exclusive and preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section .	Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or an Affiliate of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section .	Treasury Notes
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section .	Temporary Notes.
(a)Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate or cause the Authentication Agent to authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as such shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
(b)Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section .	Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, each Paying Agent and any Transfer Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes in accordance with its applicable procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuer following a written request from the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. So long as any Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require, the Issuer undertakes to promptly inform the Irish Stock Exchange on any such cancellation.

Section .	Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for payment, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee and Paying Agent as soon as practicable in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer at least five Business Days or shorter period as may be agreed with the Trustee prior to when such notice is to be sent, the Trustee in the name and at the expense of the Issuer) shall deliver to the Holders in accordance with Section 12.01 a notice that states the special record date, the related payment date and the amount of such interest to be paid. So long as any Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require, the Issuer undertakes to promptly inform the Irish Stock Exchange of any such special record date.

Section .	Further Issues.
(a)The Notes may be issued in one or more series. All Notes of any one series shall be substantially identical except as to denomination.
(b)Subject to compliance with Section 4.09, the Issuer may from time to time issue further notes (the “Additional Notes”) as part of a new or existing series of Notes ranking pari passu with the Notes, and with substantially the same terms as to status, redemption and otherwise as such Notes (save for payment of interest accruing prior to the issue date of such Additional Notes or for the first payment of interest following the issue date of such Additional Notes). The Additional Notes will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase, except as otherwise specified in respect to each series of Notes.
(c)Whenever it is proposed to create and issue any Additional Notes, the Issuer shall give to the Trustee not less than 3 days’ notice in writing of its intention so to do stating the amount of Additional Notes proposed to be created and issued.

Section .	CUSIP, ISIN or Common Code Number.
The Issuer in issuing the Notes may use a “CUSIP”, “ISIN” or “Common Code” number and, if so, such CUSIP, ISIN or Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.
The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or Common Code number.

Section .	Deposit of Moneys
No later than 10:00 a.m. (New York time), on February 1 and August 1 of each year, the maturity date of the Notes, each payment date relating to a Change of Control Offer and any payment date in connection with any payment that may be made pursuant to Section 2.12, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit with the Paying Agent, in immediately available funds, money in U.S. dollars sufficient to make cash payments, if any, due on such day or date, as the case may be. Subject to receipt of such funds as provided by this Section 2.15 by the Paying Agent, such Paying Agent shall remit such payment in a timely manner to the Holders on such day or date, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes. The Issuer shall promptly notify the Trustee and the Paying Agent in writing of its failure to so act. No Agent shall be obliged to make payment to Holders until such time as it has received such funds.

ARTICLE 5
ARTICLE 6REDEMPTION AND PREPAYMENT

Section .	Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall deliver to the Trustee in accordance with Section 12.01, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
(i)the Section of this Indenture pursuant to which the redemption shall occur;
(ii)the redemption date and the record date;
(iii)the principal amount of Notes to be redeemed;
(iv)the redemption price; and
(v)the CUSIP, ISIN or Common Code numbers of the Notes, as applicable.

Section .	Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method in accordance with DTC’s (or any other applicable depositary’s) procedures) unless otherwise required by law or applicable stock exchange or Depositary requirements. The Trustee shall not be liable for selections made by it in accordance with this Section 3.02.
No Notes of $200,000 or less can be redeemed in part. Notices of redemption shall be given to each Holder pursuant to Sections 3.03 and 12.01.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. With respect to Notes that are held in certificated form, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes redeemed.
In relation to Definitive Registered Notes, a new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On or after any purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof tendered for purchase or called for redemption.
The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in principal amounts of $1,000 or whole multiples of $1,000 in excess thereof (provided that Notes of $200,000 or less may only be redeemed in whole and not in part); except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section .	Notice of Redemption.
(a)At least 30 days but not more than 60 days before a redemption date, the Issuer shall deliver, pursuant to Section 12.01, a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of this Indenture pursuant to Articles 8 or 11. If the Trustee is to provide notice to the Holders of Notes on behalf of the Issuer, the Issuer must make such written request to the Trustee no later than 5 Business Days prior to the date that such notice is to be delivered. For Notes which are represented by Global Notes held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require, any such notice to the Holders of the relevant Notes shall also be published by the Issuer in a newspaper having a general circulation in Ireland (which is expected to be the Irish Times) or, to the extent and in the manner permitted by such rules, posted on the official website of the Irish Stock Exchange (www.ise.ie) and, in connection with any redemption, the Issuer will notify the Irish Stock Exchange of any change in the principal amount of Notes outstanding. Any redemption or notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.
(b)The notice shall identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and shall state:
(i)the redemption date;
(ii)the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;
(iii)if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;
(iv)if any Definitive Registered Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Note, a new Definitive Registered Note or Definitive Registered Notes in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the Definitive Registered Note;
(v)the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;
(vi)that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;
(vii)that, unless the Issuer defaults in making such redemption payment, interest, and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the redemption date, subject to any conditions set out in the notice of redemption;
(viii)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(ix)that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.
(c)At the Issuer’s request at least five Business Days prior to the date that such notice of redemption is to be sent (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense in accordance with Section 12.01; provided, however, that the Issuer shall have delivered to the Trustee an Officer’s Certificate requesting that the Trustee give such notice to each Holder whose Notes are to be redeemed and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section .	Effect of Notice of Redemption.
Once notice of redemption is given in accordance with Section 3.03 and Section 12.01, Notes called for redemption become due and payable on the redemption date at the redemption price stated in the notice, subject to any conditions set out in the notice of redemption. On and after a redemption date, interest shall cease to accrue on such Notes or portion of them called for redemption, subject to any conditions set out in the notice of redemption. Failure to give notice or any defect in notice to any Holder shall not affect the validity of the notice to any other Holder.

Section .	Deposit of Purchase or Redemption Price.
(a)No later than 10:00 a.m. (New York time) on the purchase or redemption date, the Issuer shall deposit with the Paying Agent (or, if requested by the Trustee, the Trustee) money in U.S. dollars sufficient to pay the redemption price of, and accrued interest, premium and Additional Amounts (if any) on, all Notes to be redeemed or purchased on that date. The Trustee or Paying Agent shall, upon receipt of written instructions, including wire instructions, promptly return to the Issuer any money deposited with the Trustee or Paying Agent, as applicable, by the Issuer in excess of the amounts necessary to pay the redemption price of, accrued interest and Additional Amounts, if any, on, all Notes to be purchased or redeemed. The Trustee or Paying Agent shall inform the Issuer as to the existence of such excess amounts as soon as reasonably practicable after such excess amounts are deposited with the Trustee or Paying Agent.
(b)If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a record date for the payment of interest but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not so paid, in each case at the rate provided in the Notes and Section 4.01.

Section .	Notes Redeemed in Part.
Upon surrender of a Definitive Registered Note that is redeemed in part, the Issuer shall issue and, upon the Issuer’s written request, the Trustee or the Authentication Agent shall authenticate for (and in the name of) the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that any Definitive Registered Note shall be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

Section .	Optional Redemption.
(a)At any time prior to February 1, 2017, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice to the Trustee and Holders of Notes, at a redemption price equal to 106.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:
(i)at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(ii)such redemption occurs not more than 180 days after the date of the closing of the relevant Equity Offering.
(b)The Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
(c)Except pursuant to subsections (a) and (b) of this Section 3.07 and Section 3.08, the Notes will not be redeemable at the Issuer’s option.

Section .	Redemption Upon Changes in Withholding Taxes.
The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03 and Section 12.01), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant record date to receive interest due on an interest payment date that is prior to the Tax Redemption Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts, and the Issuer cannot avoid any such payment obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the designation of a Paying Agent in another jurisdiction), and the requirement arises as a result of:
(i)any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation, which change or amendment has not been formally proposed before and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, the date on which such Tax Jurisdiction became a Tax Jurisdiction under this Indenture); or
(ii)any change in, or amendment to, an official written position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment has not been formally proposed before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, the date on which such Tax Jurisdiction became a Tax Jurisdiction under this Indenture).
The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee a written opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction, such counsel to be subject to the prior written approval of the Trustee, to the effect that there has been such change or amendment which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it.
The Trustee will accept such Officer's Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.
For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26, 2000 and November 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive will not be a change or amendment for such purposes.

Section .	Mandatory Redemption.
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section .	Offer to Purchase by Application of Excess Proceeds.
If, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer (as defined in Section 4.10), it shall follow the procedures specified below.
The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than three Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Payment Date”), the Issuer shall apply all Excess Proceeds to purchase the principal amount of Notes and the other pari passu Indebtedness required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes and other pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes and other pari passu Indebtedness so purchased shall be made in the same manner as interest payments are made.
If the Asset Sale Payment Date is on or after a regular record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such regular record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders.
On or before the Asset Sale Payment Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and other pari passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered or less than all of the Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Issuer for any reason consistent with this Indenture, all Notes and other pari passu Indebtedness tendered or accepted, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes and other pari passu Indebtedness or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Issuer shall promptly authenticate and mail (or cause to be transferred by book entity) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, if any; provided that each Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.
Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 7
ARTICLE 8COVENANTS

Section .	Payment of Notes.
No later than 10:00 a.m. (New York time) on a payment date, the Issuer shall pay or cause to be paid the principal of, interest and premium and Additional Amounts, if any, on the Notes in the manner provided in the Notes. Principal, premium, if any, Additional Amounts, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. (New York time) on the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, Additional Amounts, if any, and interest then due.
Principal of, interest, premium and Additional Amounts, if any, on Global Notes will be payable at the corporate trust office or agency of the Paying Agent maintained in the Borough of Manhattan, City of New York for such purposes and, for as long as any Notes are admitted to trading on the Global Exchange Market and listed on the Irish Stock Exchange in the case of Definitive Notes, at the office of the Paying Agent appointed in London, United Kingdom. All payments on the Global Notes will be made by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by that Holder.
Principal of, interest, premium and Additional Amounts, if any, on any Definitive Registered Notes will be payable at the corporate trust office or agency of any Paying Agent in any location required to be maintained for such purposes pursuant to Section 2.03. In addition, interest on Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the Register for such Definitive Registered Notes.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuer shall pay interest (including post‑petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section .	Maintenance of Office or Agency.
The Issuer shall maintain the offices and agencies specified in Section 2.03. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of New York and London, United Kingdom, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee (the address of which is specified in Section 12.01) as one such office or agency of the Issuer in accordance with Section 2.03.

Section .	Provision of Information.
(a)So long as any Notes are outstanding and whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will furnish to the Trustee:
(i)within 70 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders’ equity and cash flow) for and as of the end of such fiscal quarter and year to date period (with comparable financial statements for the corresponding fiscal quarter and year to date period of the immediately preceding fiscal year);
(ii)within 120 days after the end of each fiscal year, an annual report that includes all information that would be required to be filed with the Commission on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year; and
(iii)at or prior to such times as would be required to be filed or furnished to the Commission as a “foreign private issuer” subject to Section 13(a) or 15(d) of the Exchange Act, all such other reports and information that the Issuer would have been required pursuant thereto;
provided, however, that to the extent that the Issuer ceases to qualify as a “foreign private issuer” within the meaning of the Exchange Act, whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will furnish to the Trustee, so long as any notes are outstanding, within 30 days of the respective dates on which the Issuer would be required to file such documents with the Commission if it was required to file such documents under the Exchange Act, all reports and other information that would be required to be filed with (or furnished to) the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act as a “foreign private issuer.”
If required by the rules and regulations of the Commission, the Issuer will electronically file or furnish, as the case may be, a copy of all such information and reports with the Commission for public availability within the time periods specified above. In addition, the Issuer has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and prospective investors identified by a Holder, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to in this Section 4.03(a) to the Trustee and the Holders of Notes if the Issuer has filed such reports with the Commission and such reports are publicly available on the Commission’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed.
Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).
(b)So long as any Notes are outstanding, the Issuer will also:
(i)not later than 10 Business Days after furnishing to the Trustee the annual and quarterly reports required by Sections 4.03(a)(i) and (ii), hold a publicly accessible conference call to discuss such reports and the results of operations for the relevant reporting period (including a question and answer portion of the call); and
(ii)issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required by Section 4.03(b)(i), announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of the Notes, prospective investors, broker dealers and securities analysts to contact the appropriate person at the Issuer to obtain such information.

(c)At any time that any of the Issuer’s Subsidiaries that are Significant Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer, provided that the Issuer will not be required to provide such separate information to the extent such Unrestricted Subsidiaries are the subject of a confidential filing of a registration statement with the Commission.

Section .	Compliance Certificate.
(a)The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year (without the need for any request by the Trustee), an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer is not (and has not been since the date of the last such certificate, or if none, since the Issue Date) in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
(b)The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly, in any case within 30 days, upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section .	Taxes.
The Issuer shall pay, and shall cause each of its Subsidiaries to pay, within the time period allowed without incurring penalties, all material Taxes, fees, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section .	Stay, Extension and Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section .	Limitation on Restricted Payments.
(a)The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each of which is a “Restricted Payment” and which are collectively referred to as “Restricted Payments”):
(I)declare or pay any dividend on or make any distribution (whether made in cash, securities or other property) with respect to any of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) (other than (A) to the Issuer or any Restricted Subsidiary or (B) to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than the Issuer or such Restricted Subsidiary would receive on a pro rata basis), except for dividends or distributions payable solely in shares of the Issuer’s Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock;
(II)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation), directly or indirectly, any shares of the Issuer’s Capital Stock or any Capital Stock of any direct or indirect parent company of the Issuer held by persons other than the Issuer or a Restricted Subsidiary or any options, warrants or other rights to acquire such shares of Capital Stock;

(III)make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (excluding any intercompany debt between or among the Issuer or any of its Restricted Subsidiaries) except (A) a payment of interest or principal at the Stated Maturity thereof or (B) the purchase, repurchase or other acquisition of Indebtedness purchased in anticipation of satisfying a scheduled sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or
(IV)make any Restricted Investment in any Person.
If any Restricted Payment described above is not made in cash, the amount of the proposed Restricted Payment will be the Fair Market Value of the asset to be transferred as of the date of transfer.
(b)Notwithstanding Section 4.07(a), the Issuer or any Restricted Subsidiary may make a Restricted Payment if, at the time of and after giving pro forma effect to such proposed Restricted Payment:
(i)no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(ii)the Issuer could incur at least $1.00 of additional Indebtedness under Section 4.09(a); and
(iii)the aggregate amount of all Restricted Payments declared or made after the date of this Indenture (including Restricted Payments permitted by Section 4.07(c)(i) and (vii) below, but excluding all other Restricted Payments described in Section 4.07(c)) does not exceed the sum of (without duplication):
(A)an amount equal to 100% of Consolidated EBITDA of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing immediately prior to the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated EBITDA for such period is a deficit, less 100% of such deficit), less the product of 1.5 times the Consolidated Net Interest Expense for such period; plus
(B)100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualified Capital Stock of the Issuer or from the issue or sale of convertible or exchangeable Redeemable Capital Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Capital Stock of the Issuer (other than (x) Capital Stock and convertible or exchangeable Redeemable Capital Stock or debt securities sold to a Subsidiary of the Issuer and (y) Capital Stock sold pursuant to the IPO-Related Transactions); plus
(C)(x) in the case of any Restricted Investment that is sold, disposed of or otherwise cancelled, liquidated or repaid, constituting a Restricted Payment made after the date of this Indenture, an amount equal to 100% of the aggregate amount received in cash and the Fair Market Value of the property and marketable securities received by the Issuer or any Restricted Subsidiary, and (y) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or in the case of an Unrestricted Subsidiary that is merged or consolidated into the Issuer or a Restricted Subsidiary or the assets are transferred to the Issuer or a Restricted Subsidiary (as long as the redesignation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Issuer’s interest in such Subsidiary as of the date of such redesignation or at the time of such merger, consolidation or transfer of assets; plus
(D)to the extent that any Restricted Investment constituting a Restricted Payment that was made after the Issue Date is made in an entity that subsequently becomes a Restricted Subsidiary, the Fair Market Value of such Restricted Investment of the Issuer and its Restricted Subsidiaries as of the date such entity becomes a Restricted Subsidiary; plus
(E)100% of any dividends or distributions received by the Issuer or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in the Consolidated Adjusted Net Income of the Issuer for such period.
(c)Notwithstanding Sections 4.07(a) and 4.07(b), the Issuer and any Restricted Subsidiary may take the following actions:

(i)the payment of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this covenant;
(ii)the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Issuer’s Qualified Capital Stock, or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(b)(iii)(B);
(iii)the making of any Restricted Payment occurring as part of the IPO-Related Transactions;
(iv)the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of an incurrence (other than to a Subsidiary) of, Permitted Refinancing Indebtedness;
(v)the repurchase of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options;
(vi)payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of issuing fractional shares upon (A) the exercise of options or warrants or (B) the exchange or conversion of Capital Stock of any such Person;
(vii)the repurchase, redemption or other acquisition or retirement for value of any Qualified Capital Stock of the Issuer held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Qualified Capital Stock may not exceed $5.0 million in any calendar year; and provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds from the sale of Qualified Capital Stock of the Issuer or a Restricted Subsidiary received by the Issuer or a Restricted Subsidiary during such calendar year, in each case to members of management, directors or consultants of the Issuer or any of its Restricted Subsidiaries to the extent the cash proceeds from the sale of Qualified Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.07(b)(iii)(B) or clauses (ii) or (iii) of this Section 4.07(c);
(viii)so long as no Default or Event of Default has occurred and is continuing, any other Restricted Payment; provided that the total aggregate amount of Restricted Payments made under this clause (viii) since the Issue Date does not exceed $100.0 million.

Section .	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i)pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;
(ii)pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;
(iii)make loans or advances to the Issuer or any other Restricted Subsidiary; or
(iv)transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary;
provided that (A) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (B) the subordination of (including the application of any standstill period to) loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness incurred by the Issuer or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.
(b)Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:
(i)the Notes (including Additional Notes), this Indenture, the Senior Credit Facilities and the security documents related thereto or by other indentures or agreements governing other Indebtedness incurred by the Issuer ranking equally with the Notes; provided that the encumbrances or restrictions imposed by such other indentures or agreements are not materially more restrictive, taken as a whole, than the encumbrances or restrictions imposed by this Indenture;

(ii)any agreements with respect to Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Board of Directors or a member of senior management of the Issuer);
(iii)any agreement in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Board of Directors or a member of senior management of the Issuer);
(iv)customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;
(v)any agreement or other instrument of a Person (including its Subsidiaries), acquired by the Issuer or any Restricted Subsidiary in effect at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired (including its Subsidiaries);
(vi)any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(vii)Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
(viii)applicable law, rule, regulation or order or the terms of any governmental licenses, authorizations, concessions, franchises or permits;
(ix)encumbrances or restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
(x)customary limitations on the distribution or disposition of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitations are applicable only to the assets that are the subject of such agreements;
(xi)purchase money obligations and mortgage financings for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(iv); and
(xii)any agreement that extends, renews, amends, modifies, restates, supplements, refunds, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xi), or in this clause (xii); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable, taken as a whole, to the Holders of the Notes than those under or pursuant to the agreement so extended, renewed, amended, modified, restated, supplemented, refunded, refinanced or replaced.

Section .	Limitation on Indebtedness.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) if the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.
(b)Section 4.09(a) will not, however, prohibit the following (collectively, “Permitted Debt”):
(i)the incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any time outstanding under this clause (i)

(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $200.0 million;
(ii)Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness described under clause (ix) of this paragraph) after giving effect to the use of proceeds of the Notes and until such Indebtedness is repaid;
(iii)the incurrence by the Issuer of Indebtedness represented by the Notes issued on the Issue Date;
(iv)the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under (A) Section 4.09(a) or (B) clauses (ii), (iii), (iv) or (xvi) of this Section 4.09(b);
(v)the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided that:
(A)if the Issuer is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes (except in those jurisdictions or territories where such internal subordination is contrary to law, rule or regulation); and
(B)(x) any subsequent issuance or transfer of Capital Stock of the relevant holder of such debt that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (v);
(vi)guarantees of the Issuer’s Indebtedness or Indebtedness of any Restricted Subsidiary by the Issuer or any Restricted Subsidiary; provided that the Restricted Subsidiary complies with Section 4.13;
(vii)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from customary agreements providing for guarantees, indemnities or obligations in respect of earnouts or other purchase price adjustments or, in each case, similar obligations, in connection with the acquisition or disposition of any business or assets or Person or any shares of Capital Stock of a Subsidiary, other than guarantees or similar credit support given by the Issuer or any Restricted Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that, in the case of dispositions, the maximum aggregate liability in respect of all such Indebtedness permitted pursuant to this clause (vii) will at no time exceed the net proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received from such disposition;
(viii)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under Currency Agreements, Interest Rate Agreements or Commodity Hedging Agreements, in each case entered into not for speculative purposes (as determined in good faith by the Board of Directors or a member of senior management of the Issuer) (collectively, “Hedging Obligations”);
(ix)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (including, without limitation, Capitalized Lease Obligations, mortgage financings and purchase money obligations) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (ix), plus (without duplication) all Indebtedness of the Issuer and the Restricted Subsidiaries incurred pursuant to Section 4.09(a) (including any Indebtedness reclassified as having been incurred under Section 4.09(a) pursuant to Section 4.09(h)), not to exceed, on the date of such incurrence, an amount equal to 75% of the Fair Market Value (as determined on the date of such incurrence) of all completed Drilling Units owned by the Issuer and its Restricted Subsidiaries plus 75% of the Fair Market Value of the lease component of any Drilling Units subject to sale and leaseback transactions in favor of the Issuer and its Restricted Subsidiaries, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); provided that such Indebtedness is (A) incurred by a Drilling Unit Owner or (B) such Indebtedness is secured by Liens over one or more Drilling Units or the Capital Stock of one or more Drilling Unit Owners and/or such Indebtedness is guaranteed by one or more Drilling Unit Owners;

(x)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (including, without limitation, Capitalized Lease Obligations, mortgage financings and purchase money obligations), in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design or construction of any Drilling Unit in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (x), plus all Indebtedness of the Issuer and the Restricted Subsidiaries incurred pursuant to Section 4.09(a) (including any Indebtedness reclassified as having been incurred under Section 4.09(a) pursuant to Section 4.09(h)), not to exceed, on the date of such incurrence, an amount equal to 75% of the contract price for the acquisition of all uncompleted Drilling Units, as determined on the date on which the Indebtedness was incurred by the Issuer or its Restricted Subsidiaries, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom);
(xi)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in relation to (A) regular or extraordinary maintenance required on any of the Drilling Units owned by the Issuer or any of its Restricted Subsidiaries, (B) scheduled dry-docking of any of the Drilling Units owned by the Issuer or any of its Restricted Subsidiaries and (C) expenditures in connection with inspections, appraisals, repairs, modifications, additions, permits and licenses as may be required from time to time under drilling and other vessel employment contracts of the Issuer or any of its Restricted Subsidiaries or applicable law, rule or regulation, in each case of (A) through (C) above, in the ordinary course of business and in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xi), at any time outstanding not to exceed $50.0 million;
(xii)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness through the provision of bonds, guarantees, letters of credit or similar instruments required by the United States Federal Maritime Commission or any other governmental or regulatory agencies, foreign or domestic, including, without limitation, customs authorities; in each case, for Drilling Units owned, operated or chartered by, or in the ordinary course of business of, the Issuer or any of its Restricted Subsidiaries;
(xiii)the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in the form of customer deposits and advance payments received in the ordinary course of business from customers for services purchased in the ordinary course of business;
(xiv)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of workers’ compensation and claims arising under similar legislation, captive insurance companies, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;
(xv)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from (A) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence, (B) bankers’ acceptances, performance, surety, judgment, appeal or similar bonds, instruments or obligations, (C) completion guarantees or performance or appeal bonds provided or letters of credit obtained by the Issuer or any Restricted Subsidiary in the ordinary course of business, (D) VAT or other tax guarantees in the ordinary course of business, (E) the financing of insurance premiums in the ordinary course of business and (F) any customary cash management, cash pooling or netting or setting off arrangements;
(xvi)Indebtedness of any Person incurred and outstanding on the date on which such Person becomes a Restricted Subsidiary of the Issuer or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Issuer or any Restricted Subsidiary (other than Indebtedness incurred (A) to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition); provided, however, with respect to this clause (xvi), that at the time of such acquisition or other transaction pursuant to which such Indebtedness is deemed to be incurred, (x) the Issuer could incur at least $1.00 of additional Indebtedness under Section 4.09(a), after giving pro forma effect to such acquisition or other transaction or (y) the Consolidated Fixed Charge Coverage Ratio would not be less than it was immediately prior to giving effect to such acquisition or other transaction; and

(xvii)the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (other than and in addition to Indebtedness permitted under clauses (i) through (xvi) above) in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, replace, refinance, defease or discharge any Indebtedness incurred pursuant to this clause (xvii), not to exceed $100.0 million.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the obligation to pay commitment fees, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of interest or dividends in the form of additional Indebtedness or in the form of additional shares of the same class will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.
(c)The Issuer will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment ordering provisions affecting different tranches of Indebtedness under Credit Facilities.
(d)For purposes of determining compliance with any restriction on the incurrence of Indebtedness in dollars where Indebtedness is denominated in a different currency, the amount of such Indebtedness will be the Dollar Equivalent determined on the date of such determination; provided that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement (with respect to dollars) covering principal amounts payable on such Indebtedness, the amount of such Indebtedness expressed in dollars will be adjusted to take into account the effect of such agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the Dollar Equivalent of the Indebtedness refinanced determined on the date such Indebtedness being refinanced was initially incurred, except to the extent that such Dollar Equivalent was determined based on a Currency Agreement (with respect to dollars), in which case the amount of such Permitted Refinancing Indebtedness will be adjusted to take into account the effect of such agreement. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this Section 4.09, increases in Indebtedness solely due to fluctuations in the exchange rates of currencies or currency values will not be deemed to exceed the maximum amount that the Issuer or a Restricted Subsidiary may incur under this Section 4.09.
(e)For purposes of determining any particular amount of Indebtedness under this Section 4.09:
(i)obligations with respect to letters of credit, guarantees or Liens, in each case supporting Indebtedness otherwise included in the determination of such particular amount will not be included; and
(ii)any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 will not be treated as Indebtedness.
(f)The amount of any Indebtedness outstanding as of any date will be:
(i)in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with U.S. GAAP;
(ii)the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(iii)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)the Fair Market Value of such assets at the date of determination; and
(B)the amount of the Indebtedness of the other Person.
(g)If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Restricted Subsidiary shall be in Default of this Section 4.09).
(h)For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in this Section 4.09, the Issuer, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in

Sections 4.09(a) and (b), and from time to time to reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09, provided that (i) Indebtedness incurred pursuant to Section 4.09(b)(i) and 4.09(b)(ix) may not be reclassified and (ii) Indebtedness incurred pursuant to Section 4.09(b)(x) shall be automatically reclassified to Section 4.09(b)(ix) upon completion of the relevant Drilling Unit. Indebtedness under the Senior Credit Facilities outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided in Section 4.09(b)(ix).

Section .	Asset Sales.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; (ii) for the purposes of this provision, the fair market value is determined by (a) an executive Officer of the Issuer if the value is less than $20.0 million and evidenced by an Officer's Certificate delivered to the Trustee; or (b) the Issuer’s Board of Directors if the value is $20.0 million or more and evidenced by a resolution of such Board of Directors delivered to the Trustee; and (iii) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash, or Cash Equivalents, or any combination thereof.

(b)    For purposes of this Section 4.10, each of the following will be deemed to be cash:

(i)     any Indebtedness or other liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s most recent consolidated balance sheet or the notes thereto, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Restricted Subsidiary’s Guarantee) that are assumed, repaid or retired by the transferee (or a third party on behalf of the transferee) of any such assets;

(ii)    any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 365 days following the closing of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion, sale or exchange; and

(iii)    the Fair Market Value of (x) any assets (other than securities and other assets that are classified as current assets under GAAP) received by the Issuer or any Restricted Subsidiary to be used by the Issuer or a Restricted Subsidiary in a Permitted Business (y) Capital Stock in a Person that is a Restricted Subsidiary or a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or a Restricted Subsidiary or a (z) a combination of (x) and (y).

(c)    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply those Net Proceeds at its option:

(i)     to repay, purchase, repurchase, redeem, defease or otherwise acquire or retire Senior Debt of the Issuer (including the notes offered hereby) or any Indebtedness of a Restricted Subsidiary;

(ii)     to acquire all or substantially all of the assets of, or a majority of the Voting Stock of a Person engaged in a Permitted Business, or to acquire Voting Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

(iii)     to make a capital expenditure in a Permitted Business;

(iv)     to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(v)     any combination of the transactions permitted by the foregoing clauses (i) through (iv).

A binding contract to apply Net Proceeds in accordance with clauses (ii) through (iv) above (including, without limitation, pursuant to a Drilling Unit Construction Contract, memorandum of agreement to purchase a Drilling Unit or an exercised Drilling Unit Purchase Option Contract) will toll the 365-day period in respect of such Net Proceeds for a period not to exceed 365 days from the expiration of the aforementioned 365-day period, provided that such binding contract shall be treated as a permitted application of Net Proceeds from the date of such binding contract until and only until the earliest of (x) the date on which such acquisition or expenditure is consummated and (y) in the case of any Drilling Unit Construction Contract, memorandum of agreement to purchase a Drilling Unit or any exercised Drilling Unit Purchase Option Contract, the date of expiration or termination of such Drilling Unit Construction Contract, memorandum of agreement to purchase a Drilling Unit or exercised Drilling Unit Purchase Option Contract and (z) in all cases, the 365th day following the expiration of the aforementioned initial 365-day period (clauses (x), (y) or (z) as applicable, the “Reinvestment Termination Date”). If such acquisition or expenditure or acquisition in connection with a Drilling Unit Construction Contract, memorandum of agreement to purchase a Drilling Unit or exercised Drilling Unit Purchase Option Contract is not consummated on or before the Reinvestment Termination Date and the Issuer (or the applicable Restricted Subsidiary, as the case may be) shall not have applied such Net Proceeds pursuant to clauses (i) through (v) of Section 4.10(c) on or before the Reinvestment Termination Date, such transaction shall be deemed not to have been a permitted application of the Net Proceeds. Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)    Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(c) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders of Notes and, to the extent the Issuer is legally required to do so, to all holders of other Indebtedness of the Issuer that is pari passu with the Notes, to purchase the maximum principal amount of Notes (in integral multiples of $1,000) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of Notes and other pari passu Indebtedness so included and to be purchased or the lesser amount required under agreements governing such other pari passu Indebtedness so included, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness so included tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness so included to be purchased on a pro rata basis (or, in the case of Notes issued in global form, based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection unless otherwise required by law). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.

(f)    The provisions of Section 4.10 may be waived or modified with the consent of the Holders of a majority in principal amount of the Notes.

Section .	Limitation on Transactions with Affiliates.
(a)The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of the Issuer or any Restricted Subsidiary’s Affiliate involving aggregate payments or consideration in excess of $5.0 million unless:
(i)such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm’s length transaction with third parties that are not Affiliates (as determined in good faith by the Board of Directors or a member of senior management of the Issuer);

(ii)with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or provision of services, in each case having a value greater than $25.0 million, the Issuer will obtain a resolution of its Board of Directors certifying that such transaction complies with clause (a) above and that the fairness of such transaction has been approved by a majority of the Disinterested Directors (or in the event there is only one Disinterested Director, by such Disinterested Director) of the Issuer’s Board of Directors; and
(iii)in the case that there are no Disinterested Directors or with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services, in each case having a value greater than $50.0 million, the Issuer will obtain a written opinion of an accounting, appraisal, investment banking or advisory firm of international standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of transactions is (A) fair to the Issuer or such Restricted Subsidiary from a financial point of view taking into account all relevant circumstances or (B) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate.
(b)Notwithstanding the foregoing, the restrictions set forth in Section 4.11(a) will not apply to:
(i)customary directors’ fees, indemnification and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements, including stock options or legal fees (as determined in good faith by the Board of Directors or a member of senior management of the Issuer);
(ii)any employment agreement, collective bargaining agreement, consultant, employee benefit arrangements with any employee, consultant, officer or director of the Issuer or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;
(iii)any Restricted Payments not prohibited by Section 4.07 and Permitted Investments;
(iv)transactions pursuant to, or contemplated by any agreement or arrangement in effect on the Issue Date and transactions pursuant to any amendment, modification, supplement or extension thereto; provided that any such amendment, modification, supplement or extension to the terms thereof is not more materially disadvantageous to the Holders of the Notes than the original agreement or arrangement as in effect on the Issue Date;
(v)transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person;
(vi)transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person, in each case, as determined in good faith by the Board of Directors or a member of senior management of the Issuer;
(vii)the payment of reasonable fees and indemnities to employees, officers and directors of the Issuer and its Restricted Subsidiaries in the ordinary course of business;
(viii)any issuance of Redeemable Capital Stock of the Issuer to Affiliates of the Issuer which is permitted under Section 4.09;
(ix)the granting and performance of registration rights for the Issuer’s and its Restricted Subsidiaries’ securities;
(x)issuances or sales of Qualified Capital Stock of the Issuer;
(xi)Management Advances; and
(xii)transactions between or among the Issuer and the Restricted Subsidiaries or between or among Restricted Subsidiaries.

Section .	Limitation on Liens.
The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except for Permitted Liens) securing Indebtedness upon any of their property or assets, whether owned at or acquired after the Issue Date unless:

(a)in the case of any Lien securing Subordinated Indebtedness, the Issuer’s obligations in respect of the Notes are directly secured by a Lien on such property, assets or proceeds that is senior in priority to the Lien securing the Subordinated Indebtedness until such time as the Subordinated Indebtedness is no longer secured by a Lien; and
(b)in the case of any other Lien, the Issuer’s obligations in respect of the Notes and all other amounts due under this Indenture are equally and ratably secured with the obligation or liability secured by such Lien until such time as such obligations are no longer secured by a Lien.

Section .	Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
(a)The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Issuer or any Restricted Subsidiary, unless:
(i)such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary on the same terms as the guarantee of such Indebtedness; and
(ii)with respect to any guarantee of Subordinated Indebtedness by such Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes.
(b)The restrictions of Section 4.13(a) will not be applicable to any guarantees of any Restricted Subsidiary:
(i)existing on the date of this Indenture;
(ii)of Indebtedness of the Issuer or any Restricted Subsidiary incurred pursuant to clauses 4.09(b)(ix) and (x);
(iii)that existed at the time such Person became a Restricted Subsidiary if the guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;
(iv)arising solely due to the granting of a Permitted Lien that would not otherwise constitute a guarantee of Indebtedness of the Issuer; or
(v)given to a bank or trust company having combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time such guarantee was given, of at least A or the equivalent thereof by S&P and at least A2 or the equivalent thereof by Moody’s, in connection with the operation of cash management programs established for the Issuer’s benefit or that of any Restricted Subsidiary.
(c)In addition, notwithstanding anything to the contrary herein:
(i)no Guarantee of the Notes shall be required if such Guarantee could reasonably be expected to give rise to or result in (A) personal liability for the officers, directors or shareholders of such Restricted Subsidiary and (B) any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Issuer or such Restricted Subsidiary; and
(ii)each such Guarantee may be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.
(d)A Guarantor’s Guarantee (and the Guarantee, if any, of any Subsidiary of such Guarantor) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):
(i)upon any sale or disposition of (A) Capital Stock of a Guarantor (or any parent entity thereof) following which such Guarantor is no longer a Restricted Subsidiary or (B) all or substantially all the properties and assets of a Guarantor (including by way of merger or consolidation), in each of (A) and (B) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary;
(ii)upon the designation of such Guarantor (or any parent entity thereof) as an Unrestricted Subsidiary;
(iii)if such Guarantor is unconditionally released and discharged from its liability with respect to Indebtedness in connection with which such guarantee was executed pursuant to this Section 4.13;
(iv)upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided below under Article 8; and
(v)upon full and final payment of the Notes.

Section .	Offer to Repurchase Upon Change of Control.
(a)If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Issuer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Unless the Issuer has unconditionally exercised its right to redeem all the Notes as described under Section 3.07 or all conditions to such redemption have been satisfied or waived, within 30 days following any Change of Control, the Issuer will mail a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures described under Section 3.03 and Section 12.01, stating that a Change of Control Offer is being made and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures required by the Indenture and described in such notice. Such notice shall also state:
(i)that a Change of Control has occurred, the date it occurred and offering to purchase the Notes on the date specified in the notice;
(ii)a brief summary of the circumstances and relevant facts regarding such Change of Control;
(iii)the Change of Control Purchase Price and the Change of Control Purchase Date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act and any applicable securities laws or regulations;
(iv)that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date unless the Change of Control Purchase Price is not paid;
(v)that any Note (or part thereof) not tendered will continue to accrue interest; and
(vi)any other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.
The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with any applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.
(b)On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)deposit with the Principal Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
(c)The Principal Paying Agent will promptly mail (or cause to be delivered) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee (or its authenticating agent) will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(d)The provisions of this Section 4.14 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.
(e)The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all

Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) a notice of redemption has been given pursuant to Section 3.03 and Section 3.07, unless and until there is a default in payment of the applicable redemption price.
(f)Notwithstanding anything to the contrary contained herein, (i) a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and (ii) the Issuer shall not be required to make any Change of Control Offer in the event of a recapitalization to the extent not otherwise a Change of Control.
(g)If and for so long as the Notes are listed on the Irish Stock Exchange and admitted to trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require, the Issuer will publish a public announcement with respect to the results of any Change of Control Offer in a leading newspaper of general circulation in Ireland (which is expected to be the Irish Times) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange (www.ise.ie).

Section .	Designation of Unrestricted and Restricted Subsidiaries.
(a)The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
(b)If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Section .	Conduct of Business.
(a)The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than a Permitted Business.

Section .	Additional Amounts.
(a)All payments made under or with respect to the Notes (whether or not in the form of Definitive Registered Notes) or any Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (i) any jurisdiction in which the Issuer or any Guarantor (including any successor entity) is then incorporated or organized, engaged in business or resident for tax purposes, or any political subdivision thereof or therein, or (ii) any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of the Issuer or any Guarantor under or with respect to the Notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)any Taxes that would not have been imposed but for the Holder of the Notes having a past or present connection to the relevant Tax Jurisdiction (other than connections resulting from the mere acquisition or holding of any Note or the enforcement of, or receipt of payment under or in respect of, any Note or any Note Guarantee), including, without limitation, being a citizen or resident or national of, or being incorporated in or carrying on a business in, the relevant Tax Jurisdiction in which such Taxes are imposed;
(ii)any Taxes that are imposed or withheld as a result of the failure of the Holder of the Notes to comply with any reasonable written request, made to such Holder in writing at a time that would enable the Holder acting reasonably to comply with such request and, in any event, at least 90 days before any withholding or deduction of such Taxes would be payable, by the Issuer to satisfy any certification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to any exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction, but in each case, only to the extent such Holder is legally entitled to satisfy such requirements;
(iii)any Taxes imposed or withheld as a result of the presentation of any Note for payment (where Notes are in the form of Definitive Registered Notes and presentation is required) more than 60 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 60 day period);
(iv)any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;
(v)any Taxes withheld or deducted from a payment to an individual as required pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26, 2000 and November 27, 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such Directive;
(vi)any Taxes imposed or withheld as a result of the presentation of any Note for payment by or on behalf of a Holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union;
(vii)any Taxes payable other than by deduction or withholding from payments under or with respect to the Note or any Note Guarantee; or
(viii)any combination of items (1) through (7) above.
(b)In addition to the foregoing, the Issuer and the Guarantors will also pay and indemnify the Holders (and Trustee, as applicable) for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies or Taxes, which are levied by any Tax Jurisdiction on the execution, delivery, issuance, registration or enforcement of any of the Notes, this Indenture, any Note Guarantee or any other document or instrument referred to therein, or the consummation of the transactions contemplated thereby or the receipt of any payments with respect thereto.
(c)If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Issuer or the relevant Guarantor will deliver to the Trustee on a date that is at least 45 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. Unless and until a Responsible Officer of the Trustee receives such an Officer’s Certificate, the Trustee may assume without inquiry that no Additional Amounts are payable.
(d)The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. The Issuer or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will attach to each certified copy or other document a certificate stating the amount of such Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders of the Notes.

(e)Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(f)The obligations set forth in this Section 4.17 will survive any termination, defeasance or discharge of this Indenture and any transfer by a Holder or beneficial owner of its Notes.
(g)The obligations set forth in this Section 4.17 will also apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or any Guarantor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes and any jurisdiction from or through which any payment under or with respect to the Notes (or any Note Guarantee) is made by or on behalf of such Person, including any department or political subdivision thereof or therein.

Section .	Payments for Consent
The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms of the provisions of the relevant Indenture or Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries shall be permitted, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, to exclude Holders of Notes in any jurisdiction where (a)(i) the solicitation of such consent, waiver or amendment, including in connection with an offer to purchase for cash, or (ii) the payment of the consideration therefor would require the Issuer or any of its Restricted Subsidiaries to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, the U.S. federal securities laws and the laws of the European Union or its members states), which the Issuer in its sole discretion determines (acting in good faith) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent document(s) used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction) or (b) such solicitation would otherwise not be permitted under applicable law in such jurisdiction.

Section .	Suspension of Certain Covenants When Notes Rated Investment Grade.
If on any date following the Issue Date, (i) the Notes have an Investment Grade Rating from both of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in clauses (i) and (ii) of this Section 4.20(a) being collectively referred to as a “Suspension Event”), beginning on the day of the Suspension Event and continuing until such time (the “Suspension Period”), if any, at which the Notes cease to have an Investment Grade Rating from each Rating Agency (the “Reversion Date”), the provisions of Sections 4.07 through 4.11, Section 4.15 and clause 5.01(a)(iii) will not be applicable to the Notes (collectively, the “Suspended Covenants”). Such covenants and any related default provisions will again apply according to their terms on and after the Reversion Date. Such covenants will not, however, be of any effect with regard to actions of the Issuer or the Restricted Subsidiaries properly taken during the Suspension Period, and Section 4.07 will be interpreted as if it had been in effect since the date of this Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period. On the Reversion Date, all Indebtedness incurred during the continuance of the Suspension Period will be classified as having been incurred pursuant Section 4.09(b)(ii).

Section .	Maintenance of Listing.
The Issuer shall use commercially reasonable efforts to have the Notes admitted to trading on the Global Exchange Market and listed on the Irish Stock Exchange within a reasonable period after the Issue Date and will maintain such listing as long as the Notes are outstanding; provided that if at any time the Issuer determines that it can no longer reasonably comply with the requirements for listing the Notes on the Global Exchange Market or if maintenance of such listing becomes unduly onerous, it will use its commercially reasonable efforts prior to the delisting of the Notes from the Global Exchange Market and thereafter, to maintain a listing of such Notes on such other “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.

ARTICLE 9
ARTICLE 10SUCCESSORS

Section .	Consolidation, Merger or Sale of Assets.
(a)The Issuer will not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(i)at the time of, and immediately after giving effect to, any such transaction or series of transactions, either (x) the Issuer will be the surviving corporation or (y) the Person (if other than the Issuer) formed by or surviving any such consolidation or merger or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all the properties and assets of the Issuer and the Restricted Subsidiaries on a consolidated basis has been made (the “Surviving Entity”):
(A)will be a corporation duly incorporated and validly existing under the laws of an Eligible Jurisdiction; and
(B)will expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Issuer’s obligations under the Notes and this Indenture;
(ii)immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and
(iii)the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (ii) have a Consolidated Fixed Charge Coverage Ratio not less than it was immediately prior to giving effect to such transaction.
(b)In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more transactions, to any other Person, other than drilling contracts, charters, bareboat charters, or operating leases entered into in the ordinary course of business.
(c)Nothing in this Indenture will prevent any Restricted Subsidiary from, and this Section 5.01 will not apply to any Restricted Subsidiary, consolidating with, merging into or transferring all or substantially all of its properties and assets to the Issuer or any other Restricted Subsidiary.
(d)Section 5.01(a)(iii) will not apply to any sale or other disposition of all or substantially all of the assets or merger or consolidation of the Issuer with or into an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction for tax reasons.

Section .	Successor Corporation Substituted.
Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or the Restricted Subsidiaries of the Issuer, in a transaction that is subject to, and that complies with the provisions of Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the predecessor Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein and the predecessor Issuer shall be discharged from all obligations under the Notes, this Indenture and any supplemental indenture, as applicable; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal, interest, premium and Additional Amounts (if any) on the Notes except in the case of a sale, conveyance, transfer or lease of all of the assets of or a consolidation or merger of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

ARTICLE 11
ARTICLE 12DEFAULTS AND REMEDIES

Section .	Events of Default.
Each of the following is an “Event of Default”:

(a)default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;
(b)default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon redemption or otherwise);
(c)failure by the Issuer to (i) comply with the provisions of Section 5.01 or (ii) make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14;
(d)failure by the Issuer for 60 days after the written notice specified in Section 6.02(b) to comply with any covenant or agreement that is contained in this Indenture or the Notes (other than a covenant or agreement which is specifically dealt with in clauses (a), (b) or (c));
(e)default under the terms of any instrument evidencing or securing the Indebtedness of the Issuer or any Restricted Subsidiary, if that default: (i) results in the acceleration of the payment of such Indebtedness or (ii) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness at the Stated Maturity thereof prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), and in either case the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million;
(f)failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments, orders or decrees (not subject to appeal) entered by a court or courts of competent jurisdiction aggregating in excess $50.0 million (exclusive of any amounts that an insurance company has acknowledged liability for), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree (by reason of pending appeal, waiver or otherwise) shall not have been in effect;
(g)the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary:
(i)commences a voluntary case;
(ii)consents to the entry of an order for relief against it in an involuntary case;
(iii)consents to the appointment of a custodian of it or for all or substantially all of its property;
(iv)makes a general assignment for the benefit of its creditors; or
(v)admits in writing its inability to pay its debts generally as they become due; and
(h)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(ii)appoints a custodian or administrator of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
(iii)orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

Section .	Acceleration.
(a)If an Event of Default specified in clauses (g) or (h) of Section 6.01 occurs and is continuing, then the principal of, premium, if any, and Additional Amounts and accrued and unpaid interest on all the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.
(b)If an Event of Default (other than as specified in clauses (g) or (h) of Section 6.01) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall, declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes will become immediately due and payable.

(c)At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may rescind such declaration and its consequences if:
(i)the Issuer has paid or deposited with the Trustee a sum sufficient to pay:
(A)all overdue interest and Additional Amounts on all Notes then outstanding;
(B)all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;
(C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and
(D)all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
(ii)the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(iii)all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section .	Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest, premium and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section .	Waiver of Past Defaults.
The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past defaults under this Indenture, except a continuing default in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note held by a non-consenting Holder (which may only be waived with the consent of Holders of Notes holding 90% of the aggregate principal amount of the Notes outstanding under this Indenture).
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section .	Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section .	Limitation on Suits.
Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have made a written request and offered to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense. Except (subject to Article 9) to enforce the right to receive payment of principal, premium, if any, or interest or Additional

Amounts when due, no Holder of any of the Notes has any right to institute any proceedings with respect to this Indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to, and offered indemnity and/or security satisfactory to, the Trustee to institute such proceeding as trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and indemnity or security and the Trustee within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section .	Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, interest and premium, Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring proceedings for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of Holders of not less than 90% of the then outstanding aggregate principal amount of the Notes.

Section .	Collection Suit by Trustee.
If an Event of Default specified in Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, interest and premium then owing, Additional Amounts, if any, on the Notes and interest on overdue principal and, to the extent lawful, Additional Amounts, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section .	Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer, a Guarantor or any other obligor upon the Notes, their creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section .	Priorities.
All moneys received by the Trustee under this Indenture shall be held by the Trustee in trust to apply them (subject to any legal privilege (if any) pursuant to any applicable Bankruptcy Law or any other applicable law):

First: to the Trustee (acting in any capacity hereunder), its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances, if any, made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes, on the principal of, or premium, interest, Additional Amounts, if any, on the Notes, pari passu and ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes, on the principal of, premium, interest, Additional Amounts, if any, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section .	Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section .	Agents.
The Trustee shall be entitled to require all Agents to act under its direction following the occurrence and continuance of a Default or Event of Default.

ARTICLE 13
ARTICLE 14TRUSTEE

Section .	Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this Section 7.01(c) does not limit the effect of Section 7.01(b);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it or to make any investments except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer assigned to and working in the Trustee’s corporate trust and agency department has actual knowledge thereof or unless written notice thereof is received by the Trustee and such notice clearly references the Notes, the Issuer or this Indenture.

Section .	Rights of Trustee.
(a)The Trustee may conclusively rely upon and will be protected in acting or refraining from acting upon, whether in its original, facsimile or other electronic form, any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel, as the case may be. The Trustee may consult with professional advisors (including counsel) of its own selection and the advice or written advice of such professional adviser or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer, as the case may be, shall be sufficient if signed by an Officer of the Issuer, as applicable, or a member of the Board of Directors of the Issuer, as applicable.
(f)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and/or indemnity (satisfactory to it) against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)The Trustee shall have no duty or obligation to inquire or monitor as to the performance of the covenants of the Issuer and/or their Restricted Subsidiaries in Article 4. In addition, the Trustee shall not be deemed to have actual knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(a) or Section 6.01(b) (provided it is acting as Paying Agent) and (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification. Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(h)The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and/or secured, are extended to, and shall be enforceable by, Deutsche Bank Trust Company Americas in each of its capacities hereunder and by Deutsche Bank AG, London Branch, as Paying Agent, and each agent, custodian and other person employed to act hereunder. Absent willful misconduct or gross negligence, each Paying Agent, Registrar and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party. Each Agent’s obligations and duties are several and not joint.

(j)In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.
(k)In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by any occurrence beyond its control, including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of war or terrorism, any national or international disturbance, disaster calamity or emergency (including natural disasters or acts of God) or the unavailability of the Federal Reserve Bank wire or facsimile or any other similar wire or communication facility, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(l)The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.
(m)The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
(n)The Trustee shall not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(o)In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(p)The Trustee shall not under any circumstances be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(q)The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(r)No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.
(s)The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.
(t)The Trustee may retain professional advisors of its own selection to assist it in performing its duties under this Indenture. The Trustee may consult with such professional advisors or with counsel, and the advice or opinion of such professional advisors or counsel with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(u)The Trustee may assume without inquiry in the absence of actual knowledge that the Issuer is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

Section .	Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.

Section .	Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall be entitled to assume without inquiry that the Issuer has performed in accordance with all the provisions in this Indenture, unless notified to the contrary.

Section .	Notice of Defaults.
Subject to Section 7.02(g), if a Default or an Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will mail to each Holder of the Notes notice of the Default or Event of Default within 15 Business Days after such Responsible Officer of the Trustee has actual notice of such occurrence. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the notice to the Holders of such Notes if it in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Issuer is required to furnish to the Trustee annual statements regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to promptly deliver to the Trustee a statement specifying such Default or Event of Default and proposed steps to cure such Default or Event of Default.

Section .	Compensation and Indemnity.
(a)The Issuer shall pay to the Trustee (acting in any capacity hereunder) and Deutsche Bank AG, London Branch (acting in any capacity hereunder) from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with the Trustee’s signed fee letter. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all disbursements, advances (if any) and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)The Issuer shall indemnify the Trustee (acting in any capacity hereunder) and Deutsche Bank AG, London Branch (acting in any capacity) (which for purposes of this Section 7.06 shall include their respective officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of, or in connection with, the acceptance or administration of its duties under this Indenture, any supplemental indenture or accession agreement or the Notes or in any other role performed by Deutsche Bank Trust Company Americas under said documents, including the reasonable costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its willful misconduct, gross negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may seek separate counsel and the Issuer shall pay the reasonably incurred fees and expenses of such counsel if the Issuer shall have failed to assume the defense thereof or employed counsel reasonably satisfactory to the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee (acting in any capacity hereunder) or Deutsche Bank AG, London Branch (acting in any capacity hereunder).
(d)To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, interest or Additional Amounts, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)The indemnity contained in this Section 7.06 shall survive the discharge or termination of this Indenture and shall continue for the benefit of the Trustee or any Agent notwithstanding its resignation or retirement.
For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by, Deutsche Bank Trust Company Americas, as the Trustee, and by each agent (including Deutsche Bank Trust Company Americas as Principal Paying Agent, Transfer Agent and Registrar, Deutsche Bank AG, London Branch as Paying Agent) and Deutsche Bank Trust Company Americas as Custodian.

Section .	Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee with 30 days prior written notice by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee with 30 days prior written notice if:
(i)the Trustee fails to comply with Section 7.09;
(ii)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee, provided, however, that in case of a bankruptcy the resigning Trustee will have the right to appoint a successor Trustee within 10 Business Days after giving such notice of resignation if the Issuer has not already appointed a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)If a successor Trustee does not take office within 60 calendar days after the retiring Trustee gives notice of resignation or is removed, (i) the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the Trustee may appoint a successor that satisfies the provisions of Section 7.09.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee. The retiring Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

Section .	Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section .	Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United Kingdom, the Pre-Expansion European Union or the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

Section .	Agents.
Any Agent may resign and be discharged from its duties under this Indenture at any time by giving thirty (30) days’ prior written notice of such resignation to the Trustee and the Issuer. The Trustee or the Issuer may remove any Agent at any time by giving thirty (30) days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Issuer, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Issuer is unable to replace the resigning Agent within thirty (30) days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Issuer. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.06.

Section .	USA Patriot Act.
The Issuer acknowledges that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer undertakes to provide Deutsche Bank Trust Company Americas with such information as it may reasonably request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

ARTICLE 15
ARTICLE 16LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section .	Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may at any time, at the option of its Board of Directors as evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section .	Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer, subject to the satisfaction of the conditions set forth in Section 8.04, will be deemed to have been discharged from its obligations with respect to the Notes issued under this Indenture and to have cured all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under this Indenture, the Notes and any supplemental indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(i)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to in Section 8.04;
(ii)the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;
(iii)the rights, powers, trusts, duties and immunities of the Trustee and the obligations of the Issuer in connection therewith; and
(iv)this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section .	Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its respective obligations under the covenants contained in Article 4 (other than Sections 4.01 and 4.04) and Section 5.01 (other than Section 5.01(a)(iii)) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that the Issuer may, with respect to the outstanding Notes, omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and any supplemental indenture shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, the Events of Default set forth in Section 6.01 (except those relating to clauses (a) or (b) or, solely with respect to the Issuer, (h) or (i) of Section 6.01) shall not constitute Events of Default.

Section .	Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes issued under this Indenture:
(i)the Issuer must irrevocably deposit or cause to be deposited in trust with the Trustee, for the benefit of the Holders of the Notes, cash in dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must (A) specify whether the Notes are being defeased to such Stated Maturity or to a particular redemption date; and (B) if applicable, have delivered to the Trustee an irrevocable notice to redeem all the outstanding Notes of such principal, premium, if any, or interest;
(ii)in the case of an election under Section 8.02, the Issuer must have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee stating that (A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)the Issuer must have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(v)the Issuer must have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, reasonably acceptable to the Trustee, subject to customary assumptions and qualifications, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section .	Deposited Money and U.S. Government Obligations Held in Trust; Other Miscellaneous Provisions.
(a)Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.
(b)The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i)), are in excess of the amount thereof that would then be required to be deposited to effect a Legal Defeasance or Covenant Defeasance, as applicable, of the type and scope originally effected by the Issuer pursuant to this Article 8.

Section .	Repayment to the Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, interest or Additional Amounts on any Note and remaining unclaimed for two years after such principal or interest (and Additional Amounts or premium, if any) has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, give notice to the Holders in accordance with Section 12.01 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section .	Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes and/or any supplemental indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, interest or Additional Amounts on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 17
ARTICLE 18AMENDMENT, SUPPLEMENT AND WAIVER

Section .	Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may modify, amend or supplement this Indenture, the Notes or any supplemental indenture without the consent of any Holder of Notes:
(a)to cure any ambiguity, defect or inconsistency;
(b)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(c)to provide for the assumption of the Issuer’s obligations to Holders of Notes by a successor to the Issuer in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(d)to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;
(e)to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as evidenced by an Officer's Certificate;
(f)to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Notes;
(g)to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the U.S. Code);
(h)to evidence and provide the acceptance of the appointment of a successor Trustee under the terms of this Indenture or to otherwise comply with any requirement of this Indenture; or
(i)to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in this Indenture.
In formulating its opinion on such matters, the Trustee shall be entitled to request and rely absolutely on such evidence as it deems appropriate, including an opinion of counsel and an Officer’s Certificate on which the Trustee may solely rely.
Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee will join with the Issuer in the execution of any amended or supplemental indenture or other document authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture or other document that affects its own rights, duties or immunities under this Indenture.
In addition, the Issuer, the Trustee and a Restricted Subsidiary being added as a Guarantor may supplement this Indenture to add a guarantor under this Indenture without notice to or consent of any Holder.

Section .	With Consent of Holders of Notes.
Except as provided otherwise in Section 9.01 and this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.14), the Notes and any supplemental indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a continuing Default or Event of Default in the payment of the principal of, interest and premium and Additional Amounts, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes and any supplemental indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee will join with the Issuer in the execution of such amended or supplemental indenture or other document unless such amended or supplemental indenture or other document directly affects the Trustee’s own rights, duties, immunities, privileges or indemnities under this Indenture, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or other document.
It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail or otherwise deliver in accordance with Section 12.01 to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or otherwise deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes or any supplemental indenture. However, unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(a)change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note;
(b)reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of or change the time for payment of interest on any Note;
(c)change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable;
(d)impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);
(e)reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of this Indenture (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);
(f)modify any of the provisions relating to supplemental indentures requiring the consent of Holders of the Notes or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or
(g)make any change in the preceding amendment and waiver provisions.
Any amendment, supplement or waiver consented to by at least 90% of the aggregate principal amount of the then outstanding Notes will be binding against any non-consenting Holders.

Section .	Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date of the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section .	Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate, or cause the Authentication Agent to authenticate, the new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section .	Trustee to Sign Amendments.
The Trustee will sign any amended or supplemental indenture or other document authorized pursuant to this Article 9 if the amendment or supplement or other document does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In formulating its opinion on any of the matters in Section 9.01 and 9.02 and in executing any amended or supplemental indenture or other document, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.02, (i) indemnity deemed satisfaction to it in its sole discretion; and (ii) an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other document is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer (and any Guarantor), enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture.

ARTICLE 19
ARTICLE 20NOTE GUARANTEES

Section .	Guarantee.
(a)Subject to this Article 10, each of the Guarantors, if any, hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee or the Authentication Agent and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(i)the principal of, Additional Amounts and premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest, Additional Amounts and premium, if any, on the Notes (to the extent permitted by law) and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)Each Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to or for the benefit of the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either the Issuer or the Guarantors to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(i)the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
(ii)in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section .	Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance, for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar national, federal, local or state law or voidable preference or improper corporate benefit, or violate the corporate purpose of the relevant Guarantor or any applicable maintenance of share capital or similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation to the extent applicable to any Note Guarantee.

To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount (as may be set forth in a supplemental indenture to the extent reasonably determined by the Issuer) that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting either a fraudulent transfer or conveyance or voidable preference, financial assistance or improper corporate benefit, or violating the corporate purpose of the relevant Guarantor or any applicable capital maintenance or, in each case, any similar laws or regulations affecting the rights of creditors generally under any applicable law or regulation.

Section .	Execution and Delivery of Note Guarantee.
(a)To evidence its Note Guarantee set forth in this Section 10.01, the Issuer shall cause any Restricted Subsidiary that becomes a Guarantor after the Issue Date to do so by executing a supplemental indenture substantially in the form of Exhibit E to this Indenture and a notation of Note Guarantee substantially in the form of Exhibit D to this Indenture.
(b)Each Guarantor hereby agrees that its Note Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
(c)If an Officer whose signature is on the Note Guarantee no longer holds that office at the time the Trustee or Authentication Agent authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

Section .	Releases.
The Note Guarantee of a Guarantor shall be released in accordance with Section 4.13(d) hereof. Upon any occurrence giving rise to a release of a Note Guarantee, as specified above, the Trustee, subject to receipt of certain documents (including an Officer’s Certificate and an Opinion of Counsel reasonably acceptable to the Trustee) from the Issuer and/or Guarantor, will execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Note Guarantee. Neither the Issuer, the Trustee nor any Guarantor will be required to make a notation on the Notes to reflect any such release, discharge or termination.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 21
ARTICLE 22SATISFACTION AND DISCHARGE

Section .	Satisfaction and Discharge.
(a)This Indenture and the Notes will be discharged and will cease to be of further effect, when:
(i)either:
(A)all the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust and thereafter repaid to the Issuer or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or
(B)all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise) or (y) will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; and
(ii)the Issuer has paid or caused to be paid all sums payable by the Issuer under this Indenture and the Notes; and

(iii)the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary assumptions and qualifications, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Indenture have been satisfied; provided that any such counsel in providing such opinion may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii) of this Section 11.01(a)).
(b)With respect to the termination of obligations with respect to Section 11.01(a)(i)(A), the obligations of the Issuer under Section 7.06 shall survive. With respect to the termination of obligations with respect to Section 11.01(a)(i)(B), the obligations of the Issuer in Sections 2.03 (solely to the extent necessary to carry out its obligations that remain under this Indenture), 2.06, 2.07, 2.12, 4.01, 4.02 (solely to the extent necessary to carry out its obligations that remain under this Indenture), 4.06, 7.06, 7.07, 8.05 and 8.07 shall survive until the Notes are no longer outstanding. Thereafter, only the obligations of the Issuer in Sections 7.06, 7.07 and 8.07 shall survive. After any such irrevocable deposit and receipt of the Officer’s Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the obligations of the Issuer under this Indenture, the Notes, and any supplemental indenture, except for those surviving obligations specified above.
(c)Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(i)(B), the provisions of Sections 8.06 and 11.02 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section .	Application of Trust Money.
(a)Subject to the provisions of Section 8.05, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, Additional Amounts and premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
(b)If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 23
ARTICLE 24MISCELLANEOUS

Section .	Notices.
(a)Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing in the English language and delivered in person or mailed by first class mail (registered or certified, return receipt requested), electronic transmission (in PDF format only) or facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

North Atlantic Drilling Ltd.
Par-la-Ville Place
4th Floor, 14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Facsimile: +1 (441) 295-3494
Attention: Chief Financial Officer and General Counsel

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, New York, 10004
United States of America
Facsimile: +1 (212) 480-8421)
Attention: Gary J. Wolfe, Esq.
Robert E. Lustrin, Esq.

If to the Trustee:

Deutsche Bank Trust Company Americas
Trust & Securities Services
60 Wall Street, MS NYC60-1630
New York, New York 10005
United States of America
Attn: Corporates Team Deal Manager - North Atlantic Drilling Ltd.
Facsimile No.: +1 732 578 4635

With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
United States of America
Attn: Corporates Team Deal Manager - North Atlantic Drilling Ltd.
Facsimile No.: +1 732 578 4635

If to the Paying Agent:

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
Attention: Administrator - North Atlantic Drilling Ltd. - Debt and Agency Services
Tel: +44 207 547 4038
Facsimile No.: +44 207 547 6149

(b)The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
(c)All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed and confirmed by facsimile; when receipt acknowledged, if telecopied or transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
(d)All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to DTC for communication to entitled account holders. So long as the Notes are traded on the Global Market

Exchange and the rules and regulations of the Irish Stock Exchange so require, all notices to Holders will also be published in the Irish Times or in another daily newspaper published in Ireland by the Issuer or on the website of the Irish Stock Exchange (www.ise.ie). If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. In the case of Definitive Registered Notes, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar, unless stated otherwise in the register kept by, and at the registered office of the Issuer.
(e)Notices given by publication will be deemed given on the first date on which publication is made. Notices delivered to DTC will be deemed given on the date when delivered. Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.
(f)If a notice or communication is mailed or published in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders or delivers a notice or communication to holders of Book-Entry Interests, it shall mail a copy to the Trustee and each Agent at the same time.

Section .	Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(i)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and/or
(ii)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section .	Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section .	Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section .	Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture, the Notes and any supplemental indenture or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Issuer has appointed Seward & Kissel, LLP (attn: Gary J. Wolfe, Esq. and Robert E. Lustrin, Esq.) as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the

“Authorized Agent”). The Issuer expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

Section .	No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, affiliate, employee, incorporator, member or shareholder of the Issuer will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Section .	Governing Law.
THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section .	No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of its respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section .	Successors.
All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section .	Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section .	Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section .	Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section .	Judgment Currency.
Any payment on account of an amount that is payable in U.S. Dollars, which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer, shall constitute a discharge of the Issuer’s obligation under this Indenture and the Notes only to the extent of the amount of U.S. dollars that such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first

Business Day following receipt of the payment in the Judgment Currency. If the amount of U.S. dollars that could be so purchased is less than the amount of U.S. dollars originally due to such Holder or the Trustee, as the case may be, the Issuer shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section .	Prescription.
Claims against the Issuer for the payment of principal or premium, if any, on the Notes will be prescribed six years after the applicable due date for payment thereof. Claims against the Issuer for the payment of interest on the Notes will be prescribed six years after the applicable due date for payment of interest.
(Signatures on following page)
(Signature Page to the Indenture)

| HN\1119595.7||
(Signature Page to the Indenture)

| HN\1119595.7||
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
NORTH ATLANTIC DRILLING LTD., as Issuer

By:     /s/ Alf Ragnar Løvdal
Name: Alf Ragnar Løvdal
Title: Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Principal Paying Agent, Transfer Agent and Registrar
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Jacqueline Bartnick
Name: Jacqueline Bartnick
Title: Director

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

DEUTSCHE BANK AG, LONDON BRANCH,
as Paying Agent

By:	/s/ Kieran Odedra
Name: Kieran Odedra
Title: AVP

By:	/s/ Mahen Surnam
Name: Mahen Surnam
Title: VP

A-2

| HN\1119595.7||
A-1

| HN\1119595.7||

EXHIBIT A

FORM OF NOTE
NORTH ATLANTIC DRILLING LTD.
6.25% Senior Notes due 2019
No. ____    CUSIP ____________
ISIN ____________
COMMON CODE ____________
$____________
Issue Date: ____________
North Atlantic Drilling Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, with its registered trade offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda and registered with the Bermuda Registrar of Companies under number 45094, for value received promises to pay to Cede & Co., or registered assigns, upon surrender hereof, the principal sum of ____________________________ DOLLARS, subject to any adjustments listed on the Schedule of Exchanges of Interests in the Global Note attached hereto, on February 1, 2019.
Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15
Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.
IN WITNESS WHEREOF, the parties hereto have caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.
North Atlantic Drilling Ltd., as Issuer

By:
Name:
Title:
Location:

Certificate of Authentication
This is one of the Notes referred to in the within‑mentioned Indenture.
Dated: ____________
Authenticated by:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Signatory

[Back of Note]
NORTH ATLANTIC DRILLING LTD.
6.25% Senior Notes due 2019
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. North Atlantic Drilling Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, with its registered trade offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda and registered with the Bermuda Registrar of Companies under number 45094 (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.25% per annum from January 31, 2014 until maturity and shall pay Additional Amounts, if any, payable pursuant to Section 4.17 of the Indenture. The Issuer will pay interest and Additional Amounts (if any) semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 1, 2014. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuer shall pay interest (including post‑petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360‑day year of twelve 30‑day months.
(2)    METHOD OF PAYMENT. The Issuer will pay interest on this Note (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business on February 1 or August 1 preceding the next Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. This Note will be payable as to principal, interest, premium and Additional Amounts, if any, through the Paying Agents as provided in the Indenture. Such payment shall be in U.S. dollars.

(3)    PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Principal Paying Agent, Transfer Agent and Registrar. Deutsche Bank AG, London Branch will act as Paying Agent in London, United Kingdom, for so long as the Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require. The Issuer may change any Paying Agent, Registrar or Transfer Agent (subject, in the case of a Paying Agent, to the condition described in the first paragraph in Section 2.03 of the Indenture) without prior notice to the Holders. For so long as the Notes are listed on the Irish Stock Exchange and admitted for trading on the Global Exchange Market and the rules and regulations of the Irish Stock Exchange so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a newspaper having a general circulation in Ireland (which is currently expected to be the Irish Times) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Irish Stock Exchange (www.ise.ie), in accordance with Section 12.01 of the Indenture.
(4)    INDENTURE. The Issuer issued this Note under an Indenture dated as of January 31, 2014 (the “Indenture”) between the Issuer, the Trustee and Deutsche Bank AG, London Branch, as Paying Agent. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of the Notes that may be issued thereunder.
(5)    OPTIONAL REDEMPTION.
(a)    At any time prior to February 1, 2017, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice to the Trustee and Holders of Notes, at a redemption price equal to 106.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:
(i)    at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(ii)    such redemption occurs not more than 180 days after the date of the closing of the relevant Equity Offering.
(b)    The Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
(c)    Except pursuant to subsections (a) and (b) of this Paragraph 5 and pursuant to Paragraph 6, the Notes will not be redeemable at the Issuer’s option.
(6)    REDEMPTION UPON CHANGES IN WITHHOLDING TAXES.
The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03 and Section 12.01 of the Indenture), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant record date to receive interest due on an interest payment date that is prior to the Tax Redemption Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts, and the Issuer cannot avoid any such payment obligation by taking reasonable measures available to it (including, for the avoidance of doubt, the designation of a Paying Agent in another jurisdiction), and the requirement arises as a result of:
(i)    any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation, which change or amendment has not been formally proposed before and which becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, the date on which such Tax Jurisdiction became a Tax Jurisdiction under the Indenture); or
(ii)    any change in, or amendment to, an official written position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment has not been formally proposed before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, the date on which such Tax Jurisdiction became a Tax Jurisdiction under the Indenture).
The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee a written opinion of independent tax counsel of recognized standing qualified under the laws of the relevant Tax Jurisdiction, such counsel to be subject to the prior written approval of the Trustee, to the effect that there has been such change or amendment which would entitle the Issuer to redeem the Notes hereunder. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officers’ Certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it.
The Trustee will accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.
For the avoidance of doubt, the implementation of European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26, 2000 and November 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive will not be a change or amendment for such purposes.
(7)    MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(8)    REPURCHASE AT OPTION OF HOLDER. If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Issuer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Unless the Issuer has unconditionally exercised its right to redeem all the Notes as described under Section 3.07 of the Indenture or all conditions to such redemption have been satisfied or waived, within 30 days following any Change of Control, the Issuer will mail a notice to each Holder of the Notes at such Holder’s registered address or otherwise deliver a notice in accordance with the procedures required by Section 4.14 of the Indenture.
(9)    NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuer shall deliver, pursuant to Section 12.01 of the Indenture, a notice of redemption to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 of the Indenture. Notes in denominations larger than $200,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.
(10)    DENOMINATIONS, TRANSFER, EXCHANGE. [The Global Notes are in global registered form without coupons attached. The Global Notes will represent the aggregate principal amount of all the Notes issued and not yet cancelled other than Definitive Registered Notes. A Holder may transfer or exchange Global Notes in accordance with the Indenture.]     Include in any Global Note. [The Definitive Registered Notes are in registered form without coupons attached in denominations of $200,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Definitive Registered Notes in accordance with the Indenture. The Indenture requires a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer shall not be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes: (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03 of the Indenture; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.]     Include in any Definitive Registered Note.
(11)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(12)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Issuer and the Trustee may amend or supplement the Indenture, the Notes and any supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and, subject to Section 6.04 and Section 6.07 of the Indenture, any existing Default or Event of Default (other than a continuing Default or Event of Default in the payment of the principal of, interest and premium and Additional Amounts, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes and any supplemental indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder, the Issuer and the Trustee may modify, amend or supplement the Indenture, the Notes or any supplemental indenture to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuer’s obligations to Holders of Notes by a successor to the Issuer in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets; to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect; to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of the Indenture or the Notes, as evidenced by an Officer’s Certificate; to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Notes; to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the U.S. Code); to evidence and provide the acceptance of the appointment of a successor Trustee under the terms of the Indenture or to otherwise comply with any requirement of the Indenture; or to provide for the issuance of Additional Notes in accordance with and if permitted by the terms of and limitations set forth in the Indenture.
(13)    DEFAULTS AND REMEDIES. Each of the following is an “Event of Default” under the Indenture: (i) default for 30 days in the payment when due of any interest or any Additional Amounts on any Note; (ii) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon redemption or otherwise); (iii) failure by the Issuer to (I) comply with the provisions of Section 5.01 of the Indenture or (II) make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 of the Indenture; (iv) failure by the Issuer for 60 days after the written notice specified in Section 6.02(b) of the Indenture to comply with any covenant or agreement that is contained in this Indenture or the Notes (other than a covenant or agreement which is specifically dealt with in clauses (a), (b) or (c) of Section 6.01 of the Indenture); (v) default under the terms of any instrument evidencing or securing the Indebtedness of the Issuer or any Restricted Subsidiary, if that default: (I) results in the acceleration of the payment of such Indebtedness or (II) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness at the Stated Maturity thereof prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), and in either case the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million; (vi) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments, orders or decrees (not subject to appeal) entered by a court or courts of competent jurisdiction aggregating in excess $50.0 million (exclusive of any amounts that an insurance company has acknowledged liability for), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree (by reason of pending appeal, waiver or otherwise) shall not have been in effect; (vii) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (I) commences a voluntary case, (II) consents to the entry of an order for relief against it in an involuntary case, (III) consents to the appointment of a custodian of it or for all or substantially all of its property, (IV) makes a general assignment for the benefit of its creditors, or (V) admits in writing its inability to pay its debts generally as they become due; and (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (I) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case, (II) appoints a custodian or administrator of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (III) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and in each case, the order or decree remains unstayed and in effect for 60 consecutive days. If an Event of Default specified in clause (vii) or (viii) occurs and is continuing, then the principal of, premium, if any, and Additional Amounts and accrued and unpaid interest on all the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes. If an Event of Default (other than as specified in clauses (vii) or (viii) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, shall, declare the principal of, premium, if any, and any Additional Amounts and accrued interest on all the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes will become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the Parent Guarantor has paid or deposited with the Trustee a sum as set forth in Section 6.02(c)(i) of the Indenture; the rescission would not conflict with any judgment or decree; and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, any Additional Amounts or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the provisions of the Indenture.
(14)    TRUSTEE DEALINGS WITH ISSUER. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.
(15)    NO RECOURSE AGAINST OTHERS. No director, officer, affiliate, employee, incorporator, member or shareholder of the Issuer will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.
(16)    AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or the Authentication Agent.

(17)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common) and U/G/M/A (= Uniform Gifts to Minors Act).
(18)     CUSIP, ISIN AND COMMON CODE NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. The Issuer has caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders. In addition, the Issuer has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
(19)    GOVERNING LAW. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.14 of the Indenture, check the appropriate box below:
Section 4.14
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_________________
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
SCHEDULE A
EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

B-3

| HN\1119595.7||

B-1

| HN\1119595.7||

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER
North Atlantic Drilling Ltd.
Par-la-Ville Place
4th Floor, 14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Facsimile: +1 (441) 295-3494
Attention: Chief Financial Officer and General Counsel
DB Services Americas, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256 USA
Attention: Transfer
Email: dwac.processing@db.com
With copy:
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
100 Plaza One - 6th Floor
MSJCY03-0699
Jersey City, New Jersey 07311

Re: 6.25% Senior Notes due 2019 of North Atlantic Drilling Ltd.
Reference is hereby made to the Indenture, dated as of January 31, 2014 (the “Indenture”), between North Atlantic Drilling Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, with its registered trade offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda and registered with the Bermuda Registrar of Companies under number 45094 (the “Issuer”), Deutsche Bank Trust Company Americas, as Trustee, Principal Paying Agent, Transfer Agent and Registrar, and Deutsche Bank AG, London Branch as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transferor”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. Check if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act in a transaction meeting the requirements of Rule 144A under the U.S. Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.
2. Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (v) if the proposed transfer is being effected prior to the expiration of a Restricted Period, the transferee is not a U.S. Person, as such term is defined pursuant to Regulation S of the U.S. Securities Act, and will take delivery only as a Book-Entry Interest so transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.
3. Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the U.S. Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ¨a Book-Entry Interest in the:
(i)    ¨144A Global Note (CUSIP __________), or
(ii)    ¨ Regulation S Global Note (CUSIP __________).
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    ¨a Book-Entry Interest in the:
(i)    ¨144A Global Note (CUSIP __________), or
(ii)    ¨ Regulation S Global Note (CUSIP __________).
in accordance with the terms of the Indenture.

C-3

| HN\1119595.7||

C-1

| HN\1119595.7||
EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE
North Atlantic Drilling Ltd.
Par-la-Ville Place
4th Floor, 14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Facsimile: +1 (441) 295-3494
Attention: Chief Financial Officer and General Counsel
DB Services Americas, Inc.
5022 Gate Parkway, Suite 200

Jacksonville, FL 32256 USA
Attention: Transfer
Email: dwac.processing@db.com
With copy:
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
100 Plaza One - 6th Floor
MSJCY03-0699
Jersey City, New Jersey 07311

Re: 6.25 % Senior Notes due 2019 of North Atlantic Drilling Ltd.
CUSIP___________; ISIN___________; Common Code ___________
Reference is hereby made to the Indenture, dated as of January 31, 2014 (the “Indenture”), between North Atlantic Drilling Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, with its registered trade offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda and registered with the Bermuda Registrar of Companies under number 45094 (the “Issuer”), Deutsche Bank Trust Company Americas, as Trustee, Principal Paying Agent, Transfer Agent and Registrar, and Deutsche Bank AG, London Branch, as Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. ¨ Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes. In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer. The Definitive Registered Notes issued pursuant to the Exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.
2. ¨ Check if Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note. In connection with the Exchange of the Owner’s Definitive Registered Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer. The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:

Name:
Title:
Dated:
ANNEX A TO CERTIFICATE OF EXCHANGE
1.    The Owner owns and proposes to exchange the following:
[CHECK ONE OF (a) OR (b)]
(a)    ¨a Book-Entry Interest held through Euroclear/Clearstream Account No. __________ in the:
(i)    ¨144A Global Note (CUSIP __________), or
(ii)    ¨ Regulation S Global Note (CUSIP __________), or
(b)    ¨a Definitive Registered Note.
2.    After the Exchange the Owner will hold:
[CHECK ONE]
(a)    ¨a Book-Entry Interest held through Euroclear/Clearstream Account No. __________ in the:
(i)    ¨144A Global Note (CUSIP __________), or
(ii)    ¨ Regulation S Global Note (CUSIP __________), or
(b)    ¨a Definitive Registered Note.
in accordance with the terms of the Indenture.

D-2

| HN\1119595.7||

D-1

| HN\1119595.7||
EXHIBIT D

FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 31, 2014 (the “Indenture”) between North Atlantic Drilling Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, with its registered trade offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda and registered with the Bermuda Registrar of Companies under number 45094 (the “Issuer”), Deutsche Bank Trust Company Americas, as Trustee, Principal Paying Agent, Transfer Agent and Registrar, and Deutsche Bank AG, London Branch, as Paying Agent, (a) the due and punctual payment of the principal of, premium, Additional Amounts, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the Note, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee as attorney-in-fact of such Holder for such purpose.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[Name of Guarantors]

By:
Name:
Title:
E-3

| HN\1119595.7||

E-1

| HN\1119595.7||
EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________, a company organized and existing under the laws of _______________ (the “Subsequent Guarantor”), [a subsidiary of the Issuer (as such term is defined in the indenture referred to below) (or its permitted successor),] North Atlantic Drilling Ltd., an exempted company limited by shares incorporated under the laws of Bermuda, with its registered trade offices at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda and registered with the Bermuda Registrar of Companies under number 45094 (the “Issuer”), Deutsche Bank Trust Company Americas, as Trustee, Principal Paying Agent, Transfer Agent and Registrar, and Deutsche Bank AG, London Branch, as Paying Agent.
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 31, 2014, providing for the issuance of U.S. dollars denominated 6.25% Senior Notes due 2019 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantor shall execute and deliver to the Trustee a supplemental indenture and may execute and deliver to the Trustee a notation of guarantee pursuant to which the Subsequent Guarantor shall guarantee on the terms and subject to the provisions, including the limitations and conditions, set forth herein, in the Note Guarantee, in the Indenture including but not limited to Article 10 thereof, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Subsequent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the provisions, including the limitations and conditions, set forth herein, in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof, and hereby further agrees to accede to the Indenture as a Guarantor and be bound by the covenants therein applicable to Guarantors.
3.    EXECUTION AND DELIVERY.
(a)    To evidence its Guarantee, the Subsequent Guarantor hereby agrees that a notation of such Guarantee shall be endorsed by an Officer of the Subsequent Guarantor on each Note authenticated and delivered by the Trustee or the Authentication Agent and that this Supplemental Indenture shall be executed on behalf of the Subsequent Guarantor by one of its Directors or Officers.
(b)    The Subsequent Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
(c)    If an Officer whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee or the Authentication Agent authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.
(d)    Upon execution of this Supplemental Indenture, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of the Subsequent Guarantor.
4.    [LIMITATION ON GUARANTOR LIABILITY APPLICABLE TO THE RELEVANT JURISDICTION AND SUCH GUARANTOR to be inserted PURSUANT TO SECTION 10.02 OF THE INDENTURE.]
5.    RELEASES.     Each Guarantee shall be automatically and unconditionally released and discharged in accordance with Section 10.04 of the Indenture.
6.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
7.    INCORPORATION BY REFERENCE. Section 12.05 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.    THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
9.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
10.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
11.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Subsequent Guarantor and the Issuer.
(Signatures on following page)
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________, _____

[SUBSEQUENT GUARANTORS]
By:
Name:
Title:

NORTH ATLANTIC DRILLING LTD.
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title: